Filed pursuant to Rule 424(b)(3)

Registration No. 333-179460

PROSPECTUS SUPPLEMENT NO. 72
to Prospectus declared
effective on May 10, 2012
(Registration No. 333-179460)
ASPIRITY HOLDINGS LLC f/k/a TWIN CITIES POWER HOLDINGS, LLC

This Prospectus Supplement No. 72 supplements our Prospectus declared effective May 10, 2012, as previously supplemented on May 10, 2012, May 16, 2012, May 25, 2012, May 29, 2012, June 1, 2012, June 14, 2012, June 25, 2012, June 29, 2012, July 10, 2012, August 14, 2012, August 31, 2012, September 20, 2012, October 12, 2012, November 2, 2012, November 14, 2012, December 20, 2012, December 31, 2012, January 8, 2013, March 1, 2013, March 18, 2013, March 29, 2013, April 1, 2013, May 2, 2013, May 15, 2013, May 31, 2013, June 10, 2013, June 17, 2013, June 19, 2013, June 20, 2013, August 14, 2013, August 16, 2013, August 26, 2013, September 11, 2013, November 1, 2013, November 14, 2013, December 10, 2013, December 31, 2013, March 17, 2014, March 26, 2014, March 28, 2014, April 8, 2014, May 9, 2014, May 15, 2014, May 19, 2014, May 29, 2014, June 16, 2014, July 3, 2014, August 13, 2014, August 25, 2014, October 17, 2014, November 6, 2014, November 7, 2014, November 12, 2014, November 17, 2014, November 24, 2014, December 23, 2014, January 2, 2015, January 22, 2015, February 2, 2015, February 19, 2015, March 27, 2015, April 1, 2015, May 15, 2015, May 29, 2015, June 3, 2015, July 6, 2015, and July 15, 2015 (collectively, the “Prospectus”).

You should read this Prospectus Supplement No. 72 together with the Prospectus.

This Prospectus Supplement No. 72 includes the attached Current Report on Form 8-K of Aspirity Holdings LLC f/k/a Twin Cities Power Holdings, LLC (the “Company”) as filed by us with the Securities and Exchange Commission (the “SEC”) on July 20, 2015.

The notes described in the Prospectus can only be purchased by residents of: California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, South Dakota, Texas, Vermont, and Wisconsin. No offer is made by this prospectus supplement to residents of any other state. See the section of the Prospectus, “Notices to Investors of Certain States and Suitability Standards,” for additional details.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus.  This Prospectus Supplement No. 72 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 72 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 72 is July 21, 2015.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2015

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

TWIN CITIES POWER HOLDINGS, LLC
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2015, Aspirity Holdings LLC (“Aspirity” or the “Company”) entered into a sublease agreement with Bell State Bank & Trust (“Bell”) to sublease office space from Bell, located at 701 Xenia Avenue South, Golden Valley, Minnesota 55416 (the “Agreement”). Pursuant to the Agreement, from August 1, 2015 through May 31, 2017 the Company will make monthly rent payments of $10,671.00. The term of the agreement commenced on July 1, 2015 and terminates on May 31, 2017. The newly subleased office space will house the following subsidiaries of the Company: Aspirity Energy, LLC (“Aspirity Energy”), and Aspirity Financial, LLC (“Aspirity Financial”). Following the Company’s planned reorganization, which was previously disclosed on the Company’s Current Report on Form 8-K filed on July 1, 2015, the Company will relocate to the subleased location in the Agreement. The remaining subsidiaries of the Company will continue to be located at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044.

Item 8.01. Other Events.

The Company has updated its Form of Renewable Unsecured Subordinated Note Subscription Agreement (the “Subscription Agreement”) to reflect the Company’s name change. In addition, the Subscription Agreement now includes disclosures of various state minimum suitability standards for investors and an investor consent form whereby the Company requests investor consent to the electronic delivery of materials in connection with the Company’s offering of renewable unsecured subordinated notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.4	Aspirity Holdings LLC (formerly known as Twin Cities Power Holdings, LLC) Renewable Unsecured Subordinated Notes Subscription Agreement.
10.1	Office Sublease Agreement by and between IRET-Golden Jack, L.L.C. and Bell State Bank & Trust, dated as of March 1, 2014.
10.2	Office Sublease Agreement by and between Bell State Bank & Trust and Aspirity Holdings LLC (formerly known as Twin Cities Power Holdings, LLC), dated as of June 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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Exhibit 4.4

Aspirity Holdings LLC (f/k/a Twin Cities Power Holdings, LLC)

Renewable Unsecured Subordinated Notes

Subscription Agreement

To purchase Renewable Unsecured Subordinated Notes, please complete both sides of this form and write a check made payable to Aspirity Holdings LLC for the total amount of all Notes. Mail this form, your check, and any other documents requested below in the enclosed postage-prepaid business reply envelope. If you use your own envelope, please mail your investment to Aspirity Holdings LLC, PO Box 4126, Hopkins MN 55343. If you have any questions, please call 888-955-3385 or email InvestorServices@AspirityNotes.com.

Initial Term	Note Purchase Amount (1, 3)	Interest Payment Schedule (please mark one for each Note) (3)
		Monthly (2)	Quarterly	Semi-Annually	Annually	At Redemption
3 Months				na	na
6 Months					na
1 Year
2 Years
3 Years
4 Years
5 Years
10 Years
Total
(1) Minimum principal amount of $1,000 per Note. (2) Monthly interest payment date, e.g., 1st, 15th, etc.
(3) We will electronically deposit your principal and interest payments directly into the checking or savings account listed on your Direct Deposit Authorization.
Form of Ownership (please mark one)
Individual with optional beneficiary	Custodian for a minor
Joint tenants with right of survivorship	Other, e.g., IRA, SEP, 401(k), 403(b), Keogh, trust, corporation, partnership, etc.
If “Other”, please attach the appropriate documentation authorizing you to make this investment such as a trust resolution or corporation or partnership documents
Note Purchaser(s) (mark one for each)	Full name (prefix, first, middle, last, suffix)	Social Security or Tax identification number	Date of birth (not required for custodian)
Individual or entity / 1st joint tenant / minor / authorized person
Beneficiary / 2nd joint tenant / custodian / transfer on death
Primary Address (original correspondence will be sent to this address)		Secondary Address (copies of correspondence will be sent to this address)
Addressee
Address 1
Address 2
City, state, zip
Daytime phone
Email
Password If you call about your investment, you will be asked to verify your identity by providing your mother’s maiden name as follows

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Aspirity Holdings LLC

Renewable Unsecured Subordinated Notes

Subscription Agreement

Required Information & Suitability Standards

The securities regulatory authorities of certain states have established minimum suitability standards for investors who reside there. Please see the notices below for details.

What is your net worth excluding the value of your primary residence, furnishings, and personal automobiles and the debt secured by these items to the extent such does not exceed the asset’s value?
What is your annual income?	What percent of your net worth is invested in assets (stocks, bonds, real estate, and the like) that are not publicly traded?
Notice to California Investors - We have established suitability standards for California investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. These requirements represent minimum suitability standards for prospective Note holders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Notice to Kansas Investors - We have established suitability standards for Kansas investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, the Office of the Kansas Securities Commissioner has required that Kansas investors limit their aggregate investment in the Notes and other similar programs to not more than 10% of their liquid net worth. For this purpose, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
Notice to Michigan Investors - We have established suitability standards for Michigan investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, a Michigan investor's total investment in this offering and other similar offerings shall not exceed 10% of such person's liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings, and automobiles. These requirements represent minimum suitability standards for prospective Noteholders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Notice to New Jersey Investors - New Jersey investors must have a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or a minimum liquid net worth of at least $350,000. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us and our affiliates and other non-publicly traded direct investment programs, including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered federally and state exempt private offerings may not exceed 10% of their liquid net worth.
Notice to New Mexico Investors - We have established suitability standards for New Mexico investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, a New Mexico investor's total investment in this offering and other similar offerings shall not exceed 10% of such person's liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings, and automobiles. These requirements represent minimum suitability standards for prospective Noteholders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Form W-9 Certification Under penalties of perjury, I hereby declare and certify that: (1) the social security number or tax identification number listed above is correct or I am waiting for a number to be issued to me; (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person as defined in the IRS Instructions to Form W-9. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature & date Individual / 1st joint tenant / custodian / authorized person	Signature & date 2nd joint tenant (if applicable)
Certification Under penalties of perjury, I hereby declare and certify that: (1) I am a bona fide resident of the state listed in the primary mailing address above; (2) I have received and read the prospectus provided by Aspirity Holdings LLC (“Aspirity”) and understand the risks related to the Notes and to the Company; (3) neither Aspirity, its affiliates, nor agents have recommended this investment to me or given me investment, legal, or tax advice regarding the Notes or the Company's creditworthiness; (4) I have independently determined that this investment is suitable for me without relying on such advice from Aspirity, its affiliates, or agents; (5) I understand that the Notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (6) I understand that the Notes are obligations of Asperity only, they are not bank certificates of deposit, and they are not guaranteed or insured by the FDIC or any other entity; (7) I understand that I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing Notes and have the financial ability to withstand these losses; and (8) I am purchasing the Notes to fulfill my investment objective of earning current taxable interest income. I understand that my purchase offer is subject to the terms contained in the prospectus and to state securities regulations, may be rejected in whole or in part, and will not become effective until accepted by Aspirity.

Signature & date Individual / 1st joint tenant / custodian / authorized person	Signature & date 2nd joint tenant (if applicable)

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Aspirity Holdings LLC

Direct Deposit Authorization

Account Information (please check one)
I currently receive or have received direct deposit payments for other Renewable Subordinated Notes purchased from Asperity Holdings LLC, formerly known as Twin Cities Power Holdings LLC. Please deposit all principal and interest payments for this new Note into the same account.
Please deposit my principal and interest payments into the same checking account that I am using to make this investment. The correct account information is listed on the enclosed check that I am using to purchase this Note.
Please deposit my payments into the account listed below. If this is a checking account, please attach a VOIDED check to the bottom of this form. If this is a savings account, please confirm the bank routing number and the account number with your financial institution.

Account owner name(s)
	Checking	Savings	Other
Account number

Bank routing number (9 digits)	Bank name & branch location
Some financial institutions such as brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc. also require “for further credit” information to correctly identify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.
For further credit to
Authorization

As the investor of record and authorized signatory of the account listed above, I hereby authorize Aspirity Holdings LLC, its affiliates, and agents, collectively referred to herein as "Aspirity", to deposit interest and principal payments owed to me by initiating credit entries in my account listed above. Further, I authorize my financial institution to accept and to credit any credit entries initiated by Aspirity to the listed account. In the event of an erroneous credit entry, I also authorize Asperity to debit the account for an amount not to exceed the original amount of the erroneous credit.

This authorization is to remain in full force and effect until Aspirity and my financial institution have received written notice from me of its termination in such time and in such manner as to afford Aspirity and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify Aspirity of an alternate account into which payments may be made.

Authorized signature & date

ATTACH VOIDED CHECK HERE AND DELIVER TO: Aspirity Holdings LLC PO Box 4126 Hopkins MN 55343 OR SCAN & EMAIL TO: InvestorServices@AspirityNotes.com

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Aspirity Holdings LLC

Consent to Electronic Delivery

Investor Consent (Both investors must sign for Notes purchased jointly)

This form seeks your consent to the electronic delivery of materials in connection with the offering of Renewable Unsecured Subordinated Notes issued by Aspirity Holdings LLC (“Aspirity” or the “Company”), formerly known as Twin Cities Power Holdings LLC.

By signing below, I hereby consent to receiving any and all information relating to the Notes via electronic means, either by accessing it on the Company’s web site at www.aspirity.com, the SEC’s web site at www.sec.gov, or through e-mail delivery.

To the extent information required to be delivered to me is posted on the web sites of the Company or the SEC, I acknowledge that I may be notified of the update by e-mail at the address provided below. I also acknowledge that I may incur costs in accessing materials electronically such as internet access charges and expenses associated with printing documents. I understand that information delivered in PDF format may require me to install free software available at get.adobe.com/reader

This consent will be effective until I deliver a written revocation to the Company or its agent which I may do at any time. I also acknowledge that it is my intention to notify Aspirity or its agent at the address or phone number below in the event of any change in the following information.

Name (Individual / 1st joint tenant / custodian / authorized person)

E-mail Address

Signature & date

Name (2nd joint tenant, if applicable)

E-mail Address

Signature & date

Aspirity Holdings LLC

PO Box 4126

Hopkins MN 55343

888-955-3385

InvestorServices@AspirityNotes.com

http://www.AspirityNotes.com

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Exhibit 10.1

LEASE AGREEMENT

[Golden Hills Office Center, Golden Valley, MN]

This Lease is made and entered into as of the Effective Date, by and between IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company, as Landlord, and BELL STATE BANK & TRUST, a North Dakota State Bank, as Tenant.

DEFINITIONS

Except as otherwise specifically defined in this Lease, the capitalized terms used in this Lease have the meanings ascribed to them in the Appendix to Lease that is attached to this Lease.

BASIC TERMS

The following Basic Terms are governed by the particular sections in this Lease pertaining to the following information:

1.	Premises:	Suite 475, consisting of approximately 8,003 rentable square feet, of the
Building commonly known as the Golden Hills Office Center. The
Building is located at 701 Xenia Avenue South, Golden Valley, Minnesota. The Premises are depicted on attached Exhibit 1.
2.	Lease Term:	63 full calendar months (Section 1.2.1).
3.	Commencement Date:	March 1, 2014.
4.	Basic Rent:

Months	Annualized	Monthly	Ratelrsf
3/1/2014 through 5/31/2014	Abated (Section 2.5)	Abated	Abated
6/1/2014 through 2/28/2015	$132,049.50	$11,004.13	$16.50
3/1/2015 through 2/29/2016	$136,051.00	$11,337.58	$17.00
3/1/2016 through 2/28/2017	$140,052.50	$11,671.04	$17.50
3/1/2017 through 2/28/2018	$144,054.00	$12,004.50	$18.00
3/1/2018 through 2/28/2019	$148,055.50	$12,337.96	$18.50
3/1/2019 through 5/31/2019	$152,057.00	$12,671.42	$19.00

5.	Tenant's Share of Expenses Percentage:	4.1954%

6.	Property Manager:	IRET Properties, a North Dakota Limited Partnership
		10050 Crosstown Circle, Suite 105
		Eden Prairie, MN 55344
		Telephone: (952) 401-6600

7.	Rent Payment Address:	IRET-Golden Jack, L.L.C.
		IRET Properties
		Attn: PM Accounting (GL#1248; Golden Hills)
		1400 31st Avenue SW, Suite 60 (overnight delivery)
		PO Box 1988 (regular mail)
		Minot, ND 58701

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8.	Address of Landlord for Notices:	IRET-Golden Jack, L.L.C. c/o IRET Properties
Attn: General Counsel
1400 31[51] Avenue SW, Suite 60 (overnight delivery)
PO Box 1988 (regular mail)
Minot, ND 58701

	With a copy to:	Property Manager at the address described in Section 6 of the Basic Terms.

9.	Address of Tenant for Notices:	Bell State Bank & Trust
Attn: Mr. Gary V. Kirt
701 Xenia Avenue South, Suite 200
Golden Valley, MN 55416

10.	Brokers:	Landlord's Broker: NorthMarq Real Estate Services LLC
Tenant's Broker: Colliers International

11.	Security Deposit:	$17,000.00 (Section 17.4).

12.	Permitted Use:	Tenant shall use the Premises only for general office purposes, and not for any other purpose (Section 4.1).

ARTICLE 1

LEASE OF PREMISES AND LEASE TERM

1.1.          Premises. In consideration of the mutual covenants this Lease describes, and subject to the terms, covenants and conditions set forth in this Lease, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord. The rentable area of the Premises is the rentable area specified in the Basic Terms. If Landlord determines in its sole but reasonable discretion that the rentable area of the Premises differs from the rentable area specified in the Basic Terms, then Landlord and Tenant shall amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Rent payments on account of any difference between the rentable area of the Premises specified in the Basic Terms and the rentable area of the Premises as may be determined after the Effective Date.

1.2.          Term, Possession, Delivery, and Commencement.

1.2.1.          Commencement and Expiration of Term. The Term of this Lease is the period stated in Item 2 of the Basic Terms. The Term shall commence on the Commencement Date and shall end on the last day of the last calendar month of the Term.

1.2.2.          Tender of Possession; Early Access. Subject only to Force Majeure and Tenant Delay, Landlord will complete the Tenant Improvements and tender possession of the Premises to Tenant on the Commencement Date. Tenant will not occupy the Premises before the Commencement Date without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its sole and absolute discretion. Notwithstanding the foregoing, Landlord hereby allows Tenant access to the Premises beginning on February 17, 2014. During this early access period, Tenant may only install its furniture, fixtures and equipment in the Premises, Tenant shall not interfere with the construction of the Tenant Improvements, and Tenant shall comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Rent). Tenant shall not have exclusive access to, or control of, the Premises during the early access period. Landlord reserves to itself and its agents the right to access and control the Premises during the early access period.

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1.2.3.          Termination Option. Tenant may elect to terminate this Lease (the "Early Termination Option") effective as of May 31, 2017 (the "Early Termination Date"), by giving Landlord prior written notice ("Tenant's Early Termination Notice") on or before August 31, 2016, provided that: (1) on or before the Early Termination Date, Tenant has paid Landlord all amounts due and owing under the Lease; and (2) Tenant pays to Landlord concurrently with Tenant's Early Termination Notice a termination fee equal to (a) $24,009.00 (2 months of Basic Rent), plus (b) 2 months of Tenant's Share of Expenses for the Premises (based on Landlord's reasonable estimate of such Expenses), and plus (c) the unamortized portion of the Landlord's leasing costs (including without limitation all leasing commission charges, the Abated Rent, and the Allowance), based on amortizing such costs with interest thereon at the rate of 6% per annum, in equal installments of interest and principal over the last 36 months of the initial Term. Tenant's right to exercise this Early Termination Option is conditioned on there being no uncured Event of Default at the time of exercise of the Early Termination Option or on the Early Termination Date. If this Early Termination Option is timely exercised, then Tenant will deliver possession of the Premises to Landlord on the Early Termination Date in accordance with the terms of this Lease and all other terms will apply as if this Lease had expired according to its terms, including Tenant's Share of Expenses attributable to periods prior to the Early Termination Date at such time as such obligation is determined. If Tenant fails to timely give notice, then Tenant will be deemed to have waived its right to terminate pursuant to this Section. This Early Termination Option is personal to Tenant (and not to any assignee or subtenant) and may not be assigned, it being agreed such right is not appurtenant to the Premises or this Lease; upon a Transfer of the Lease by Tenant, this Section is null and void.

1.3.          Quiet Enjoyment. Subject to the terms of this Lease, Landlord covenants that if Tenant timely (a) pays all Rent and other charges provided for herein, (b) performs all of its obligations provided for herein, and (c) observes all of the other provisions hereof, then Tenant shall at ail times during the Term peaceably and quietly have, hold and enjoy the Premises, without interruption or disturbance by Landlord, or anyone claiming through or under Landlord.

ARTICLE 2
RENT

2.1.          Basic Rent. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to Landlord at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

2.2.          Additional Rent. Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Article 3 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Article 3 within 10 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as set forth in the preceding sentence, in the same manner as Tenant's payments of Basic Rent.

2.3.          Delinquent Rental Payments. If Tenant does not pay any installment of Basic Rent or any Additional Rent within 5 Business Days after the date the payment is due, then Tenant will pay Landlord an additional amount equal to the greater of (a) interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made, or (b) a late payment charge equal to 5% of the amount of the delinquent payment. Landlord's right to such compensation for any such delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity. Notwithstanding anything in this Section to the contrary, Landlord agrees that it shall only impose the interest or the late payment charge on delinquent amounts if Tenant fails to make timely payment of Rent on more than 1 occasion in any 12 month period.

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2.4.          Independent Obligations. Notwithstanding anything to the contrary in this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

2.5.          Abated Rent. Notwithstanding anything to the contrary, Tenant may occupy the Premises and shall be entitled to the full abatement of Basic Rent and Additional Rent attributable to Tenant's Share of Expenses (the "Abated Rent") for the period of March 1, 2014 through May 31, 2014. The parties agree that the value of the Abated Rent shall be $59,082.15. If no uncured Event of Default by Tenant occurs prior to the expiration of the Term, then Tenant shall have no obligation to pay the Abated Rent. The Abated Rent shall be amortized on a straight-line basis in equal monthly installments over the 36-month period commencing on June 1, 2014. If at any time during said period an Event of Default occurs, and if said default is not cured as provided in this Lease, then Tenant shall pay to Landlord, in addition to all other amounts owed hereunder, a sum equal to the portion of the Abated Rent that has not been amortized as of the date the Event of Default occurs.

ARTICLE 3

PROPERTY TAXES AND OPERATING EXPENSES

3.1.          Payment of Expenses. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Expenses due and payable during any calendar year of the Term. Landlord will prorate Tenant's Share of Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

3.2.          Estimation of Tenant's Share of Expenses. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, (c) Tenant's Share of Expenses Percentage and (d) the annual and monthly Additional Rent attributable to Tenant's Share of Expenses.

3.3.          Payment of Estimated Tenant's Share of Expenses. Tenant will pay the amount Landlord estimates as Tenant's Share of Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, then Tenant will continue paying Tenant's Share of Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

3.4.          Re-Estimation of Expenses. Landlord may re-estimate Expenses from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

3.5.          Confirmation of Tenant's Share of Expenses. After the end of each calendar year within the Term, Landlord will determine the actual amount of Expenses and Tenant's Share of Expenses for the expired calendar year and deliver to Tenant a written statement of such amounts. If Tenant paid less than the actual amount of Tenant's Share of Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant's Share of Expenses specified in the statement, then Landlord (at Landlord's option) will either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this Section or release Tenant from any of its obligations hereunder. Tenant acknowledges that, for purposes of accounting for Expenses, Landlord may dose a "calendar" year on December 20th of that year; if Landlord actually does so, then Landlord's determination of the actual amount of Expenses for the following calendar year will include any Expenses attributable to the period of December 21st through December 315t of the previous calendar year.

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3.6.          Tenant's Inspection and Audit Rights. If (i) Tenant is not in default in the performance of any of its obligations under this Lease beyond any applicable cure period, and if (ii) Tenant disputes Landlord's determination of the actual amount of Expenses or Tenant's Share of Expenses for any calendar year, and if (iii) Tenant delivers to Landlord written notice of the dispute within 60 days after Landlord's delivery of the statement of such amount under Section 3.5, then Tenant at Tenant's sole cost and expense, upon prior written notice and during regular business hours at the location where Landlord or its Property Manager maintains the applicable records may cause a qualified financial officer reasonably acceptable to Landlord to audit Landlord's records relating to the disputed amounts. Tenant's objection to Landlord's determination of Expenses or Tenant's Share of Expenses shall be deemed withdrawn unless Tenant completes and delivers the audit to Landlord within 90 days after the date Tenant delivers its dispute notice to Landlord under this Section. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was greater than the amount this Article 3 obligates Tenant to pay, then, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant within 10 days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was less than the amount this Article 3 obligates Tenant to pay, then Tenant will pay to Landlord within 10 days as Additional Rent the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Expenses in accordance with Sections 3.3 and 3.4. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

3.7.          Annual Amendment to Tenant's Share of Expenses Percentage. Notwithstanding any contrary language in this Lease, Landlord may change Tenant's Share of Expenses Percentage each calendar year to the percentage Landlord calculates by dividing the rentable area of the Premises by the rentable area of the Building for such calendar year. Storage space shall not be included in Landlord's calculation of the rentable area of the Building. Landlord will notify Tenant of such change, if any, at the time Landlord delivers its estimates to Tenant under Section 3.2.

3.8.          Landlord's Right to Contest Property Taxes. Landlord may in its sole discretion contest the amount or validity, in whole or in part, of any Property Taxes. Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with any such contest (including but not limited to reasonable attorney's fees). Tenant may not contest Property Taxes.

3.9.          Adjustment for Variable Operating Expenses. Notwithstanding any contrary language in this Article 3, if 95% or more of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, then Landlord may reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all components of Operating Expenses that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Expenses had 95% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Building pays directly to a service provider.

ARTICLE 4
USE

4.1.          Permitted Use. Tenant shall use the Premises only for the use specified in Item 12 of the Basic Terms (the "Permitted Use"), and not for any other purpose. Tenant will not use the Property or knowingly permit the Property to be used in violation of any Laws or in any manner that would (a) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (b) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (c) constitute waste or a public or private nuisance. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises.

4.2.          Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord have made any representation or warranty of any kind with respect to the Premises, the Building, or the Property, specifically including but not limited to any representation or warranty of suitability or fitness of the Premises, Building, or the Property for any particular purpose. Subject only to Section 17.1 below, Tenant accepts the Premises, the Building, and the Property in an "AS IS - WHERE IS" condition.

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4.3.          Laws & Building Rules. This Lease is subject and subordinate to all Laws. Tenant shall at all times comply with the rules and regulations for the Building set forth in Exhibit 4.3 (the "Building Rules"), and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord of which Tenant has been given at least 10 days prior written notice, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord will enforce the Building Rules against the occupants of the Building in a non-arbitrary and non-discriminatory manner. In the event of any conflict between the Building Rules and this Lease, this Lease shall control.

4.4.          Common Area. Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, at Landlord's sole and absolute discretion (but subject to Section 9.3 below), may make changes to the Common Area. Landlord's rights regarding the Common Area include without limitation the right to: (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to others; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason that Landlord reasonably deems necessary; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area (including without limitation the parking facilities).

4.5.          Signs.

4.6.1. Directory Listing. Landlord shall provide Tenant with one standard building directory listing in the interior lobby of the Building, identifying Tenant and Tenant's suite number (the "Directory Listing"). Landlord shall be responsible for the cost of the initial Directory Listing. Tenant shall reimburse Landlord as Additional Rent for all costs incurred by Landlord in making any changes or additions to the Directory Listing that Tenant requests.

4.5.2. Entry Sign. Landlord shall also provide Tenant with one suite entry sign at the main entrance to the Premises, in a style and location specified by Landlord in its sole but reasonable discretion, identifying Tenant and Tenant's suite number (the "Entry Sign"). Landlord shall be responsible for the cost of the initial Entry Sign. Tenant shall reimburse Landlord as Additional Rent for all costs incurred by Landlord in making any changes or additions to the Entry Sign that Tenant requests.

4.5.3. Except for the signs specifically allowed in this Section 4.5, no other sign, advertisement, graphics of any nature, or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Premises, or on any public area of the Building, without Landlord's prior written consent (which consent Landlord may withhold or condition in its sole but reasonable discretion). All permitted signs shall comply with the Laws, and shall be installed and maintained at Tenant's sole expense. Landlord may immediately remove at Tenant's sole cost and expense any sign, advertisement, graphics, or notice that violates this Section 4.5. The rights granted to Tenant pursuant to this Section 4.5 are personal to Tenant and no subtenants of Tenant shall have any rights under this Section 4.5.

4.6.          Tenant Devices and Equipment. Tenant will not use any device or equipment in the Premises or otherwise on the Property that causes substantial noise, odor or vibration, without Landlord's prior written consent (which consent Landlord may grant, withhold or condition in its sole and absolute discretion). Tenant will not connect any device or equipment to the Building's electrical or plumbing systems except through the electrical and water outlets in the Premises that were installed (or otherwise approved in writing) by Landlord. No antenna, satellite dish, or other communications equipment shall be allowed without Landlord's prior written consent (which consent Landlord may grant, withhold or condition in its sole and absolute discretion). In the event Landlord consents to Tenant's installation of an antenna, satellite dish, or other communications equipment on the Property (including without limitation on the roof of the Building), then Landlord and Tenant shall execute a Communications Equipment License in form required by Landlord in its sole but reasonable discretion. Tenant acknowledges that the installation of any such communications equipment shall be deemed an "Alteration" subject to the terms and conditions of Article 8 of this Lease.

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ARTICLE 5

HAZARDOUS MATERIALS

5.1.          Compliance with Hazardous Materials Laws. Tenant will not cause or allow any Hazardous Material to be brought upon, kept or used on the Property in quantities reportable under any Hazardous Materials Law, or in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant's use of the Premises and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of those Hazardous Materials customarily used in the course of general office activities, such as copier fluids and cleaning supplies, provided that Tenant complies with all Hazardous Materials Laws with respect thereto). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes or allows to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property; without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

5.2.          Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant, or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within 5 Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

5.3.          Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or the Property are Tenant's sole responsibility, regardless of whether the Hazardous Materials Laws permit or require Landlord to report or warn.

5.4.          Landlord Indemnification. Landlord shall release, indemnify, defend (with counsel reasonably acceptable to both Landlord and Tenant), protect, and hold harmless Tenant from and against all damages (excluding consequential, punitive or similar type damages), costs, losses, expenses (including, but not limited to, reasonable attorneys' fees and engineering fees) arising from or attributable to the existence of any Hazardous Materials at the Property in reportable quantities in violation of applicable Hazardous Materials Laws to the extent caused by Landlord; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord's indemnification as provided above, Tenant shall promptly notify Landlord of the same in time to avoid any prejudice to Landlord and Landlord shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any remediation. The obligations of Landlord under this section shall survive the expiration or earlier termination of this Lease.

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5.5.          Tenant Indemnification. Tenant will release, indemnify, defend (with counsel reasonably acceptable to both Landlord and Tenant), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or the Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable: (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this section shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
SERVICES

6.1.          Landlord's Obligations. Landlord will provide the following services, the costs of which are Operating Expenses:

6.1.1.          Janitorial Service. Landlord will provide janitorial service in the Premises, in accordance with Landlord's schedule for the Building, including: (a) cleaning and trash removal; (b) dusting and vacuuming; (c) maintaining towels, tissue and other restroom supplies; (d) periodic interior and exterior window washing and cleaning; (e) periodic waxing of uncarpeted floors; and (f) such other work as is customarily performed in connection with nightly janitorial services in buildings similar in construction, location, use and occupancy to the Building.

6.1.2.          Electrical Energy; Lighting. Landlord will provide electrical energy to the Premises for lighting and for operating office machines for general office use. Said electrical energy will not be sufficient for lighting in excess of 2.2 watts per square foot installed or for any electrical equipment that singularly consumes more than 1.0 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Tenant will not use any equipment requiring electrical energy in excess of the above standards without Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy, plus an amount equal to the average cost per unit of electricity for the Building applied to the excess use (as reasonably determined either by an engineer selected by Landlord or by submeter installed by Landlord at Tenant's sole cost). Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises; if such lighting costs are not included in Operating Expenses, then Tenant will pay such costs as Additional Rent.

6.1.3.          Heating, Ventilation and Air Conditioning. During regular business hours, Landlord will provide heating, ventilation and air conditioning to the Premises sufficient to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises. During other times, Landlord will provide heat and air conditioning upon Tenant's reasonable advance notice; provided, however, that Tenant shall pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates reasonably established by Landlord. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

6.1.4.          Water. Landlord will provide hot and cold water from standard building outlets for restroom and drinking purposes.

6.1.5.          Elevator Service. Landlord will provide elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant's use of elevators for freight purposes to hours Landlord reasonably determines. Landlord may limit the operation of elevators at times other than regular business hours.

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6.2.          Tenant's Obligations. If any utility serving the Premises is separately metered and separately charged, and if the applicable utility company directly charges Tenant for such utility services, then Tenant is solely responsible for paying such charges directly to the applicable utility companies prior to delinquency, and such charges are not Operating Expenses. Except as specifically provided in Sections 6.1, Tenant will obtain and pay for all other utilities and services Tenant requires with respect to the Premises, including but not limited to utility hook-up and connection charges. In the event a service is provided to the Premises and to some but not all of the remainder of the Building, then Tenant shall pay its pro rata share of the cost of providing the service (including Landlord's administrative and overhead costs) as Additional Rent; Tenant's pro rata share shall be computed by dividing the rentable area of the Premises by the total rentable area of the portion of the Building to which the service is provided.

6.3.          Other Provisions Relating to Services. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that required by governmental guidelines or other Laws. Landlord reserves the sole and exclusive right to select the provider of any utility or service to the Property, and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services. No interruption in or temporary stoppage of any of the utilities or other services this Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any such interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages, or entitle Tenant to any abatement of Rent; provided, however, that if any such interruption or temporary stoppage is primarily caused by a negligent act or omission of Landlord and continues for more than 5 consecutive Business Days, then Rent hereunder shall abate until such interruption or temporary stoppage either ceases or is no longer primarily caused by a negligent act or omission of Landlord.

ARTICLE 7

MAINTENANCE AND REPAIR

7.1.          Landlord's Obligations. Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair (including any necessary replacements): (a) the roof, footings, foundation, and the structural integrity of exterior and interior load-bearing walls of the Building; (b) the electrical, mechanical, plumbing, heating and air conditioning systems located in the Building and serving the Common Area (or otherwise serving and used in common by multiple tenants of the Building); (c) the Common Area; and (d) the portions of the electrical, mechanical, plumbing, heating and air conditioning systems and components that only serve the Premises. The costs and expenses incurred by Landlord in complying with subsections (a), (b) and (c) of this Section 7.1 shall be included in Operating Expenses. All of the costs and expenses incurred by Landlord in complying with subsection (d) of this Section 7.1 shall be reimbursed by Tenant to Landlord as Additional Rent.

7.2.          Tenant's Obligations.

7.2.1.          Maintenance of Premises. Landlord is not required to repair or maintain the Premises or the Property (or to make any Alterations to the Premises or Property), except as otherwise specifically provided in this Lease. Except as specifically set forth in Section 7.1, Tenant is solely responsible for the repair, maintenance, replacement, operation, condition and management of the Premises. Except as specifically set forth in Section 7.1, Tenant at its sole cost and expense will keep and maintain the Premises (including without limitation all non-structural interior portions; lighting systems; interior surfaces of exterior walls; and interior moldings, partitions, glass, doors and ceilings) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. Notwithstanding anything to the contrary in this Lease, Tenant shall at its sole cost maintain and repair any systems or equipment installed by Tenant; Landlord is not required to repair or maintain any systems or equipment installed by Tenant. Tenant shall release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord), and hold Landlord harmless from, any Claims or damages resulting from any penetrations or perforations of the roof or exterior walls of the Building caused or allowed by Tenant.

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7.2.2.          Alterations Required by Laws. If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises, or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, then Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, then Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

ARTICLE 8

CHANGES AND ALTERATIONS

8.1.          Landlord Approval. Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold; provided, however, that Landlord may condition its consent in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord complete plans and specifications for the Alterations, and will identify any prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord's reasonable approval proof of insurance required by Section 8.2, copies of all necessary permits and licenses, and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord's reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a licensed and properly bonded contractor, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

8.2.          Tenant's Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all Alterations, and for any painting, restoring or repairing of the Premises or the Property the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) payment, performance and demolition (if applicable) bonds; and (b) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in the preceding sentence shall name Landlord and Property Manager (and, if requested by Landlord, Landlord's lender) as additional insureds.

8.3.          Construction Obligations and Ownership. Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final notarized lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including ail telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Landlord upon installation and, unless Landlord requires Tenant to remove the Alterations (which removal requirement may be exercised by Landlord at the time Landlord consents to such Alterations, or at the termination of the Lease), Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

8.4.          Liens. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing at least 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord reasonably deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

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8.5.          Indemnification. To the fullest extent allowable under the Laws, Tenant will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

ARTICLE 9

RIGHTS RESERVED BY LANDLORD

9.1.          Landlord's Entry. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) exercise and perform Landlord's rights and obligations under this Lease; (c) post notices of non-responsibility or other protective notices available under the Laws; (d) show the Premises to current or prospective mortgagees, or to prospective purchasers of the Property; or (e) during the last 12 months of the Term, show the Premises to prospective tenants. Landlord, in the event of any emergency, may enter the Premises at any time without notice to Tenant. If Landlord receives prior written notification from Tenant that specified areas within the Premises contain confidential materials, then Landlord shall not enter such portions of the Premises unless accompanied by a representative of Tenant except (i) in case of an emergency, or (ii) if Tenant authorizes Landlord to enter such portions of the Premises without accompaniment of Tenant's representative. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Subject to Section 9.3 below, Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord reasonably determines that such activities are necessary for properly operating and maintaining the Building.

9.2.          Control of Property. Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right does not prohibit Tenant from using the Premises for the Permitted Use; (d) close the Building after regular business hours, except that Tenant and its employees and invitees may access the Premises after regular business hours in accordance with such rules and regulations as Landlord may reasonably prescribe from time to time for security purposes; (e) install, operate and maintain security systems that monitor persons entering or leaving the Building; (f) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; (g) change the regular business hours of the Property; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property in the Premises or otherwise on the Property, and Landlord is not liable in any way whatsoever for any breach of security except to the extent directly caused by the gross negligence or willful misconduct of Landlord or its agents.

9.3.          Interference with Tenant's Business. With respect to any provision of this Lease which entitles or requires Landlord to make improvements, alterations or repairs to the Premises, the Building or the Common Area, Landlord agrees that such work shall not materially interfere with Tenant's use and enjoyment of the Premises for the Permitted Use. Landlord shall endeavor, when reasonably possible, to perform any such work so as to minimize disruption to Tenant's business.

ARTICLE 10

INSURANCE AND LIABILITY

10.1.          Tenant's Insurance Obligations. Tenant, at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, will maintain the insurance this Section 10.1 describes.

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10.1.1.          Liability Insurance. Tenant shall maintain commercial general liability insurance (providing coverage at least as broad as the current ISO commercial general liability form) with respect to the Premises and Tenant's activities in the Premises and upon and about the Property, on an "occurrence" basis, with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such insurance must include the following specific coverage provisions or endorsements: (a) broad form contractual liability insurance insuring Tenant's obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an "Additional Insured - Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties; (d) agreeing to deliver notice to Landlord in accordance with policy provisions if any such insurance is cancelled prior to the expiration date thereof; and (e) to the extent allowed by Tenant's policy, expressly endorsing Landlord as a cancellation notice recipient. Tenant shall provide Landlord with at least 3 Business Days prior written notice of cancellation or material reduction of the insurance required by this Section 10.1.1. Tenant acknowledges and agrees that Tenant's liability insurance will be provided on a primary and non-contributory basis. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis.

10.1.2.          Other Insurance. Tenant shall maintain property insurance (providing coverage at least as broad as the current ISO Special Form) for (a) Tenant's furniture, equipment, fixtures, and other personal property, (b) systems or equipment installed by Tenant during the Term, and (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense. Tenant shall also maintain such other insurance as may be required by any Laws (including without limitation any necessary worker's compensation insurance), or as may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Property is located increase or otherwise change, then Landlord may likewise increase or otherwise change Tenant's insurance obligations under this Lease.

10.1.3.          Miscellaneous Insurance Provisions. All of Tenant's insurance will be written by companies rated at least "Best A-VW and otherwise reasonably satisfactory to Landlord. Tenant will deliver evidence of insurance reasonably satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 10 Business Days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of liability insurance by certificate, then Tenant will deliver an ACORD Form 25 certificate and will attach or cause to be attached to the certificate copies of any endorsements this Section 10.1 requires. Tenant's insurance must permit releases of liability and provide for waiver of subrogation as provided in Section 10.3. Tenant acknowledges and agrees that Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

10.1.4.          Tenant's Failure to Insure. Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under this Section 10.1, and if such failure continues for more than 2 Business Days after Tenant's receipt of Landlord's written notice of such failure, then Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may (but is not obligated to) without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in obtaining such insurance. Landlord's exercise of its rights under this section does not relieve Tenant from any default under this Lease.

10.2.          Landlord's Insurance Obligations. Landlord will (except for the optional coverages and endorsements this Section 10.2 may describe) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance (including without limitation a reasonable administrative fee for maintaining and coordinating Landlord's insurance program) are Operating Expenses.

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10.2.1.          Property Insurance. Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by such risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary in its sole but reasonable discretion, including without limitation insurance covering foundation, grading, excavation and debris removal costs; business income and rents insurance; earthquake insurance; terrorism insurance; and flood insurance. Landlord may maintain such insurance in whole or in part under blanket policies. Tenant acknowledges and agrees that Landlord shall have no obligation to replace, rebuild, or restore, and that Landlord's property insurance will not cover, any of the following: (a) Tenant's furniture, equipment, fixtures, and personal property; (b) systems or equipment installed by Tenant during the Term; or (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense.

10.2.2.          Liability Insurance. Commercial general liability insurance against claims for bodily injury and property damage occurring at the Property in such amounts as Landlord deems appropriate or necessary in its sole but reasonable discretion. Such liability insurance will only protect Landlord (and, at Landlord's sole option, Landlord's lender and some or all of the Landlord Parties). Such liability insurance will not protect or insure Tenant, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

10.2.3.          Deductible. Tenant acknowledges that Landlord's insurance may include deductible limits, that such deductible amounts reduce the insurance premiums chargeable as Operating Expenses under the Lease, and that, notwithstanding the waiver set forth in Section 10.3, such deductible amounts shall either (i) be considered Operating Expenses under the Lease, or, (ii) if any loss covered by Landlord's insurance resulted from the negligence or willful misconduct of Tenant, be considered the sole responsibility of Tenant hereunder to the extent of Tenant's fault.

10.3.          Mutual Waiver of Subrogation. Subject only to Section 10.2.3 above, each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the negligence or willful misconduct of the other party or anyone for whom said other party may be responsible), which loss or damage is actually covered by an insurance policy maintained by such party, but only to the extent that such loss or damage is covered under any such insurance policy.

10.4.          Liability of Landlord and Tenant.

10.4.1.          The Landlord Parties shall not have any liability to Tenant for any Claims based on or arising out of any of the following: the repair or maintenance of any portion of the Premises; interruption in the use of the Premises or any Common Area; any accident or damage resulting from any use or operation by Landlord, Tenant or any other person or entity of the elevators or the heating, cooling, electrical, or plumbing systems serving the Property; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, or any other casualty; actions of any other tenant of the Building, or of any other third party; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property placed by Tenant in or about the Premises or the Property shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefore. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any injury to the extent caused by the negligence or willful misconduct of Landlord. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

10.4.2.          In addition to Tenant's other indemnification obligations in this Lease (but subject to Landlord's insurance obligations in Section 10.2 above), Tenant to the fullest extent allowable under the Laws shall release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from: (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease; (b) the negligence or willful misconduct of Tenant; (c) any accident, injury, occurrence or damage in, about or to the Premises; and (d) to the extent caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property.

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10.4.3.          Subject to Tenant's insurance obligations in Section 10.1 above, Landlord to the fullest extent allowable under the Laws shall release, indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant from and against all Claims arising from: (a) any breach or default by Landlord in the performance of any of Landlord's covenants or agreements in this Lease; (b) the negligence or willful misconduct of Landlord; or (c) the possession, use, occupation, management, repair, maintenance or control of the Common Area, except to the extent resulting from the negligence or willful misconduct of Tenant. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

10.4.4.          Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Property (including the rents, profits and proceeds from the Property) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Property. No properties or assets of Landlord other than the estate and property of Landlord in and to the Property and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1.          Tenant's Notice of Casualty. If the Premises or any part thereof shall be damaged by fire or any other casualty, Tenant shall give immediate written notice thereof to Landlord.

11.2.          Tenantable Within 180 Days. Except as provided in Section 11.4, if a casualty renders the whole or any material part of the Premises untenantable, and if Landlord determines in its sole but reasonable discretion that it can make the Premises tenantable within 180 days after the Casualty Date, then Landlord will notify Tenant within 20 Business Days after the Casualty Date that Landlord will repair and restore the Building and the Premises as required by Section 11.6. In the event that such restoration of the Premises is not substantially completed within 180 days of the Casualty Date, and provided that such delay in substantial completion results from a cause other than Tenant Delay or Force Majeure, then Tenant shall have the right to terminate this Lease by delivering 30 days' prior written notice to Landlord. In the event the restoration of the Premises is substantially completed within such 30 day period, such right of termination shall be deemed to be void and without effect.

11.3.          Not Tenantable Within 180 Days. If a casualty renders the whole or any material part of the Premises untenantable and Landlord reasonably determines in its sole discretion that it cannot make the Premises tenantable within 180 days after the Casualty Date, then Landlord will so notify Tenant within 20 Business Days after the Casualty Date and may, in such notice, terminate this Lease effective on the date of Landlord's notice. If Landlord determines that it cannot make the Premises tenantable within such 180-day period, and if Landlord does not elect to terminate this Lease as provided in this section, then Tenant may terminate this Lease by notifying Landlord within 30 days after Tenant's receipt of Landlord's notice, which termination will be effective 30 days after Landlord's receipt of Tenant's notice.

11.4.          Building Substantially Damaged. Notwithstanding Section 11.2, if the Building is damaged or destroyed by casualty (regardless whether the Premises is affected) and either (a) fewer than 9 months remain in the Term after the Casualty Date, or (b) the damage reduces the value of the improvements on the Property by more than 50% (as determined by Landlord in its sole but reasonable discretion), then, regardless of whether Landlord determines in its reasonable discretion that it can make the Building tenantable within 180 days after the Casualty Date, Landlord, at Landlord's option, by notifying Tenant within 20 Business Days after the Casualty Date, may terminate this Lease effective on the date of Landlord's notice.

11.5.          Insufficient Proceeds. Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or Building caused by casualty, and if Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage, or if the lender under any Mortgage does not release to Landlord sufficient insurance proceeds to repair all of the damage, then Landlord, at Landlord's option, by notifying Tenant within 45 days after the Casualty Date, may terminate this Lease effective on the date of Landlord's notice.

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11.6.          Landlord's Repair Obligations. If this Lease is not terminated under Sections 11.2 through 11.5 following a casualty, then Landlord shall repair and restore the Premises (subject to the last sentence of Section 10.2.1) and the Building to as near their condition prior to the casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure). In such case, this Lease shall remain in full force and effect, but Basic Rent and Tenant's Share of Expenses for the period during which the Premises are untenantable shall abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore (a) Tenant's furniture, equipment, fixtures, and personal property; (b) systems or equipment installed by Tenant during the Term; or (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense. Landlord will, if necessary, equitably adjust Tenant's Share of Expenses Percentage, subject to Section 3.7, to account for any reduction in the rentable area of the Premises or Building resulting from a casualty.

11.7.          Rent Apportionment Upon Termination. If either party terminates this Lease under this Article 11, then Landlord will apportion Basic Rent and Tenant's Share of Expenses on a per diem basis and Tenant will pay Basic Rent and Tenant's Share of Expenses to (a) the date of the casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses abates pro rata [based upon the rentable area of the untenantable, portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

11.8.          Exclusive Casualty Remedy. The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Laws that provide Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

ARTICLE 12

CONDEMNATION

12.1.          Termination of Lease. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, then Landlord will promptly notify Tenant. If Landlord and Tenant both reasonably conclude that the Taking will render the Premises unsuitable for the Permitted Use, then Landlord and Tenant will document such determination, and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building, or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord in its sole discretion), regardless whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

12.2.          Landlord's Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1, and if the Taking includes a portion of the Premises, then this Lease shall automatically terminate as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Expenses Percentage for the same period, subject to Section 3.7, to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

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12.3.          Tenant's Participation. Except only as specifically set forth in the last sentence of this Section, Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold (including without limitation any award for the unexpired portion of the Term), and Tenant hereby assigns to Landlord any interest of Tenant in any such award. Tenant may only prove in any condemnation proceedings, and may only receive from the Condemning Authority: (i) any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment, and (ii) any separate award for relocation expenses.

12.4.          Exclusive Taking Remedy. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Laws that provide Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13
TRANSFERS

13.1.          Restriction on Transfers.

13.1.1.          General Prohibition. Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without first obtaining Landlord's written consent, which consent Landlord may grant, withhold, or condition in its sole but reasonable discretion. If Landlord consents to the Transfer, then Landlord may impose on Tenant or the transferee such reasonable conditions as Landlord deems appropriate in its sole but reasonable discretion. Tenant's request for Landlord's consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Tenant will, in connection with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. Landlord will notify Tenant of Landlord's election to consent or withhold consent within 30 days after receiving Tenant's written request for consent to the Transfer. Tenant acknowledges and agrees that no Transfer will release Tenant from any liability or obligation under this Lease, and that Tenant shall remain liable to Landlord after such a Transfer as a principal and not as a surety or guarantor, and that the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant shall not constitute a waiver or release of Tenant under any provision of the Lease. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease, after deducting the third-party costs that Tenant reasonably and actually incurs to facilitate the Transfer (including without limitation leasing commissions and attorneys fees, but excluding improvement allowances and other inducement concessions). Any attempted Transfer in violation of this Lease is null and void and constitutes a breach of this Lease. Tenant acknowledges and agrees that Landlord's refusal to consent to a Transfer shall be deemed not to have been unreasonably withheld if (i) the proposed transferee is not of a type and quality consistent with the first-class nature of the Building, (ii) the proposed transferee is a governmental agency or any party by whom any suit or action could be defended on the ground of sovereign immunity, (iii) the proposed transferee is already a tenant at the Property, or is a party with whom the Landlord is presently negotiating for the lease of space at the Property, (iv) the presence of the proposed transferee in the Premises would cause Landlord to be in violation of any other lease, or would trigger termination rights by any other tenant, (v) the proposed transferee does not have the financial capacity and credit worthiness to undertake and perform Tenant's obligations under this Lease, or (vi) thp space to be assigned or sublet is not configured to allow appropriate means of ingress and egress. Tenant also acknowledges that one or more existing or future mortgagees of a Mortgage affecting the Property may have the right to approve any Transfer and that, whenever that is the case, Landlord shall have the absolute right to withhold its consent to a Transfer if any such mortgagee withholds its consent thereto.

13.1.2.          Transfers to Affiliates. Provided that Tenant is not in default in the performance of its obligations under this Lease, Tenant may cause a Transfer to an Affiliate if: (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease; and (c) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of the proposed transferee. Tenant acknowledges and agrees that a Transfer to an Affiliate under this Section 13.1.2 will not release Tenant from any liability or obligation under this Lease, and that Tenant shall remain liable to Landlord after such a Transfer as a principal and not as a surety or guarantor. Landlord's right described in Section 13.1.1 to share in any profit Tenant receives from a Transfer permitted under this Section 13.1.2 does not apply to any Transfer this Section 13.1.2 permits.

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13.2.          Costs. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord actually incurs in connection with any Transfer, including without limitation reasonable attorneys' fees and other third-party expenses, regardless whether Landlord consents to the Transfer.

ARTICLE 14

DEFAULTS; REMEDIES

14.1.          Events of Default. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease:

14.1.1.          Failure to Pay Rent. Tenant fails to pay as and when due (a) Basic Rent, (b) any installment of Tenant's Share of Expenses, or (c) any other Additional Rent amount, and such failure continues for 10 days after Landlord notifies Tenant of such failure.

14.1.2.          Failure to Perform. Tenant breaches or fails to perform any of Tenant's non-monetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of such breach or failure; provided, however, that if Tenant cannot reasonably cure its breach or failure within said 30 day period, then Tenant's breach or failure is not an Event of Default if Tenant promptly commences to cure its breach or failure and thereafter diligently and in good faith pursues the cure and effects the cure within a period of time that does not exceed 90 days after the date that Landlord notified Tenant of the breach or failure. Notwithstanding any contrary language in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an incurable breach of this Lease (or failure) becomes an Event of Default.

14.1.3.          Misrepresentation. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant in connection with: (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval requested by Tenant under this Lease.

14.1.4.          Other Defaults. (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 60 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease arid possession is not restored to Tenant within 30 days; or (e) substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

14.1.5.          Notice Requirements. The notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

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14.2.          Remedies. Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

14.2.1.          Termination of Tenant's Possession; Re-entry and Reletting Right. Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to but may relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within 10 days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent paid by Tenant that came due after Landlord's reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

14.2.2.          Termination of Lease. Terminate this Lease effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation: (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused to Landlord by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant's failure to perform, including but not limited to any Re-entry Costs; (c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as Landlord reasonably determines the fair market Rent); and (d) Tenant's Share of Expenses to the extent Landlord is not otherwise reimbursed for such Expenses. For purposes of this section, Landlord will utilize the Discount Rate to compute present worth. Nothing in this section shall limit or prejudice Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

14.2.3.          Present Worth of Rent. Recover from Tenant, and Tenant will pay to Landlord on demand, an amount equal to the then present worth, as of the effective date of termination, of the aggregate of the Rent and any other charges payable by Tenant under this Lease for the unexpired portion of the Term, less the fair and reasonable rental value of the Premises for the corresponding period. Landlord will utilize the Discount Rate to compute present worth. The fair and reasonable rental value of the Premises shall be determined in good faith by Landlord on the basis of the rents payable under leases entered into by Landlord for comparable space in the Building during the 18-month period immediately preceding Landlord's election to proceed under this Section 14.2.3; or, if Landlord reasonably determines that no such leases for comparable space have been entered into, then the fair and reasonable rental value shall be otherwise determined by Landlord in good faith. If the Premises or any part thereof are relet by Landlord before any adjudication of Landlord's claims for damages, then the amount of rent payable to Landlord for such reletting shall be deemed the fair and reasonable rental value of the Premises (or the applicable part thereof) during the term of the reletting.

14.2.4.          Self Help. Perform the obligation on Tenant's behalf without waiving Landlord's rights under this Lease at law or in equity, and without releasing Tenant from any obligation under this Lease. Tenant shall pay to Landlord, as Additional Rent, all sums that Landlord pays and all obligations that Landlord incurs on Tenant's behalf under this section.

14.2.5.          Other Remedies. Any other right or remedy available to Landlord under this Lease, under the Laws, and/or in equity.

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14.3.          Costs. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless whether the breach or default constitutes an Event of Default, and regardless whether suit is commenced or judgment is entered. Such loss shall include all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs in investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims that Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action

(a) instituted by Tenant (other than claims asserting that Landlord has breached any of its obligations to Tenant under this Lease) or by or against any person holding any interest in the Premises by, under or through Tenant,

(b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person, or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including without limitation any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4.          Waiver and Release by Tenant. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such re-entry is to be considered or construed as a forcible entry by Landlord.

14.5.          Landlord's Default. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord in writing of the default and Landlord will have 30 days after receiving such notice to cure the default. if Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord promptly commences the cure and thereafter diligently and in good faith pursues the cure to completion. If Landlord has not commenced repair or maintenance required to be performed by Landlord hereunder within 45 days after written notice thereof from Tenant, then Tenant shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant for the reasonable and actual cost thereof within 30 days after receipt of an invoice from Tenant. In the event of an emergency, Tenant may (but shall not be obligated to) perform such repairs which would otherwise be Landlord's obligation hereunder which may be reasonably necessary, after having given Landlord such notice, if any, as may be practicable under the circumstances. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall not be required to perform any repairs which would otherwise be Landlord's obligation hereunder. In the event of a Landlord default beyond any such notice and cure period, Tenant shall be entitled to all remedies provided by State law. In no event shall Landlord be liable to Tenant or any other person for consequential, special or punitive damages (including without limitation lost profits). Any claim Tenant may have against Landlord for default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the default within 180 days after Tenant actually knew of the default. If Tenant recovers a final, non-appealable monetary judgment against Landlord for a default by Landlord under this Lease, then Tenant may, in addition to any other remedies available to it, set off the amount of that judgment against those installments of Basic Rent next coming due hereunder.

14.6.          No Waiver. Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party.

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One or more waivers by a party to this Lease are not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 15

CREDITORS; ESTOPPEL CERTIFICATES

15.1.          Subordination. This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant, within 15 days of Landlord's request, will execute and deliver to Landlord any document reasonably required to confirm the self-effectuating subordination of this Lease as provided in this Section to the lien of any Mortgage. If Tenant does not timely deliver the properly signed document to Landlord, and if such failure continues for more than 2 Business Days after Tenant's receipt of written notice from Landlord of such failure, then such failure shall constitute an Event of Default under this Lease. Notwithstanding the subordination to any future Mortgage provided for in this section, as long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease beyond any applicable grace or cure period this Lease provides Tenant, the holder of the Mortgage shall not by virtue of such subordination under this section be entitled to disturb Tenant's right of possession of the Premises under this Lease. Landlord acknowledges and agrees that the lien of any existing or future Mortgage will not cover Tenant's moveable trade fixtures or personal property located in or on the Premises.

15.2.          Attornment. If the holder of any Mortgage at a foreclosure sale (or by deed in lieu of foreclosure) or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, then Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease, provided that any such purchaser at a foreclosure sale or transferee under a deed in lieu of foreclosure shall not be (a) bound by any payment of Rent more than one month in advance, (b) liable for damages for any breach, act or omission of any prior landlord, or (c) subject to any offsets or defenses which Tenant might have against any prior landlord. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3.          Mortgagee Protection Clause. Provided that Landlord or the holder of a Mortgage has previously notified Tenant of the notice address of the holder of the Mortgage, Tenant shall give the holder of the Mortgage, by registered mail, a copy of any notice of default that Tenant serves on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then Tenant will also provide written notice of such failure to the holder of the Mortgage, and such holder will have an additional 30 days after receipt of such notice within which to cure the default (but shall not be obligated to cure the default). If the default cannot be cured within the additional 30 day period, then the holder will have such additional time as may be reasonably necessary to effect the cure if, within the 30 day period, the holder has promptly commenced and is diligently pursuing in good faith the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

15.4.          Estoppel Certificates.

15.4.1.          Contents. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form reasonably satisfactory to Landlord certifying, to the extent true: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease; (f) that Tenant has accepted the Premises and that Landlord has no outstanding construction or payment obligations with respect to preparation of the Premises for Tenant's occupancy (or, if there are any such outstanding obligations, stating the same); (g) that Tenant has no option to purchase the Premises or any part of the Property; and (h) such other factual statements as Landlord, or any lender, prospective lender, investor or purchaser may reasonably request. Tenant will deliver the properly signed statement to Landlord within 15 days after receipt of Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property, and any such party may conclusively rely upon such statement as true and correct.

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15.4.2.          Failure to Deliver. If Tenant does not timely deliver the properly signed statement referenced in Section 15.4.1 to Landlord, and if such failure continues for more than 2 Business Days after Tenant's receipt of written notice from Landlord of such failure, then such failure shall constitute an Event of Default under this Lease. Further, if Tenant fails to timely deliver the properly signed statement within such 2-day period, then Landlord and any lender, prospective lender, or purchaser may conclusively preSurne and rely, except as otherwise represented by Landlord, (i) that the terms and provisions of this Lease have not been changed; (ii) that this Lease has not been canceled or terminated; (iii) that not more than one month's Rent has been paid in advance; (iv) that Tenant has accepted the Premises and that Landlord has no outstanding construction or payment obligations with respect to preparation of the Premises for Tenant's occupancy; (v) that Tenant has no option to purchase the Property or any part of the Property; and (vi) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

ARTICLE 16

SURRENDER; HOLDING OVER

16.1.       Surrender of Premises. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair (reasonable wear and tear, permitted Alterations, and damage by casualty or condemnation excepted), and will surrender all keys to the Premises to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord otherwise directs. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord required as a condition of its consent, all specified Alterations carried out by Tenant in the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord from and against any Claim resulting from Tenant's delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. If Tenant fails to remove all of Tenant's property from the Premises upon termination of this Lease, then Tenant shall be deemed to have appointed Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

16.2.       Holding Over. If Tenant possesses the Premises after the Term expires (or after this Lease is otherwise terminated) without executing a new lease but with Landlord's written consent, then Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent for each month during the hold-over period shall be equal to 125% of the Basic Rent for the month immediately preceding the commencement of the hold-over period, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon at least 30 days prior written notice to the other party. If Tenant possesses the Premises after the Term expires (or is otherwise terminated) without executing a new lease and without Landlord's written consent, then Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's obligation to indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord from and against any Claim resulting from Tenant's failure to surrender the Premises in accordance with Section 16.1, Tenant shall also pay to Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 200% of the Rent for the last month of the expired Term (on a daily basis). This Section 16.2 shall in no way constitute consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

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ARTICLE 17

ADDITIONAL PROVISIONS

17.1.       Tenant Improvements.

17.1.1.          Tenant Improvements. Landlord is providing the basic Premises in its current "AS IS" condition, without representation or warranty of any kind, and Landlord shall have no obligation to make any modifications or alterations to the Premises except as specifically set forth in this Section 17.1. Landlord shall coordinate improvements in the Premises (the "Tenant Improvements") pursuant to plans and specifications that have been approved by both Landlord and Tenant (which approval shall not be unreasonably withheld, conditioned, or delayed). Landlord will seek bids from at least 3 qualified general contractors to complete the Tenant Improvements. Landlord will use commercially reasonable efforts to complete the Tenant Improvements on or before the Commencement Date, subject to Tenant Delays and delays caused by Force Majeure. Prior to Tenant's occupancy, Landlord and Tenant will inspect the Tenant Improvements and if necessary develop a punch list. Landlord will complete (or repair, as the case may be) the items described on the punch list with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. Any other improvements made to the Premises by Tenant shall be at Tenant's sole expense, and shall be deemed an "Alteration" subject to Article 8 of this Lease.

17.1.2.          Tenant Improvement Allowance. The costs of the Tenant Improvements shall be the sole responsibility of Tenant; provided, however, that Landlord shall provide Tenant with an allowance of up to $160,060.00 (the "Allowance"), calculated at $20.00 per rentable square foot of the Premises. Landlord shall use the Allowance to pay: (a) all costs and expenses directly incurred by Landlord, if any, in the construction of the Tenant Improvements (including all applicable licenses and permits); and (b) all costs and expenses directly incurred by Landlord for the preparation and review of all plans and specifications for the Tenant Improvements. If the cost of the Tenant Improvements exceeds the Allowance, then Tenant shall immediately pay such excess cost to Landlord as Additional Rent. If the Allowance exceeds the final total cost of the Tenant Improvements, then upon receipt of paid receipt invoices and any other information or documentation reasonably requested by Landlord, Landlord shall reimburse Tenant up to $32,012.00 from the remaining portion of the Allowance for Tenant's actual costs paid to unaffiliated third parties relating to: (i) wiring and cabling of telephone, computer, and voice/data systems in the Premises; and (ii) moving Tenant's files, furniture, equipment, and other personal property to the Premises. To the extent any portion of the Allowance has not been reimbursed to Tenant by August 1, 2014, then the remaining portion of the Allowance as of said date shall be forfeited to Landlord, and Tenant shall be solely responsible for the costs of any Tenant Improvements on and after said date.

17.2.       Parking Facilities. Tenant shall have the right of non-exclusive use, in common with others, of its proportionate share of the unrestricted automobile parking areas located at the Property. Landlord retains the right, to be exercised in Landlord's sole and absolute discretion, to designate the parking areas of the Property as either restricted or unrestricted parking areas. Neither Tenant, nor any of its employees, agents, or visitors shall use the parking areas for overnight storage of vehicles. Tenant acknowledges and agrees that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Property.

17.3.       Security Deposit. Tenant has deposited, and will keep on deposit with Landlord at all times during the Term, the Deposit as security for the payment and performance of Tenant's obligations under this Lease. Tenant agrees that Landlord is not required to pay Tenant any interest on the Deposit. If at any time Tenant is in default, then Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expenses incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is the holder of the Tenant's interest in the Lease, without interest, within 60 days after full performance of this Lease by Tenant. Landlord may commingle the Deposit with other funds of Landlord. Landlord shall deliver the Deposit to any purchaser of Landlord's interest in the Premises. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

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17.4.       Substitution. Landlord has the right at any time, upon 120 days' prior notice to Tenant, to substitute other space within the Building for the Premises (the "Substitute Premises"), which Substitute Premises shall include tenant finish substantially comparable to that of the Premises. Tenant shall relocate to the Substitute Premises on the date specified in Landlord's notice which date will be no sooner than 120 days after notice. Landlord will pay all reasonable expenses incurred by Tenant to move its furniture, fixtures, and equipment to the Substitute Premises. The suite number designation and Exhibit 1 shall be deemed revised to reflect the description of the Substitute Premises. Except for such revisions, the provisions of this Lease are applicable to the Substitute Premises and references to the Premises in the Lease shall mean the Substitute Premises following the Tenant's move.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1.       Notices. All Notices must be in writing and must be sent by personal delivery, by nationally-recognized overnight express delivery service, or by U.S. registered or certified mail (return receipt requested, postage prepaid), to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a Business Day (if hand delivered after said time, any such notice shall be deemed received as of the first Business Day after delivery), (b) as of the next Business Day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, or (c) as of the delivery date shown on the receipt if sent by registered or certified mail.

18.2.       Transfer of Landlord's Interest. If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, then the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest, and provided that the transferee agrees to assume all of the Landlord's obligations under this Lease that accrue on and after the date of the Transfer. Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

18.3.       Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns, and inure to the benefit of Tenant and its permitted successors and assigns.

18.4.       Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

18.5.       Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

18.6.       Entire Agreement; Amendment. The Basic Terms and all appendixes, exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

18.7.       Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

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18.8.       Survival. All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

18.9.       Attorneys' Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the non-prevailing party.

18.10.       Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and agrees to release, indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

18.11.       Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant each waive the right to bring suit elsewhere.

18.12.       Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

18.13.       Authority. Landlord and Tenant each represent and warrant that this Lease is a duly authorized obligation of said party. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are duly authorized to sign on behalf of and to bind said party.

18.14.       Force Majeure. If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of either Tenant Delay or Force Majeure, then Landlord's performance of such act is excused for the period of delay caused by such Tenant Delay or Force Majeure, and the period of the performance of any such act will be extended for a period equivalent to such period. If Tenant is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Force Majeure, then Tenant's performance of such act is excused for the period of delay caused by such Force Majeure, and the period of the performance of any such act will be extended for a period equivalent to such period.

18.15.       No Recording. Tenant will not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

18.16.       Patriot Act. Tenant represents to Landlord, and Landlord represents to Tenant, that the representing party is not (and such party is not engaged in this transaction on behalf of) a person or entity with which either party is prohibited from doing business pursuant to any law, regulation or executive order pertaining to national security ("Anti-Terrorism Laws"); and such party has not violated and, to the best of such party's knowledge it is not under investigation for, the violation of any Anti-Terrorism Laws pertaining to money laundering. "Anti-Terrorism Laws," shall specifically include but not be limited to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (aka, the USA Patriot Act); Executive Order 13224; the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq.; the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq.; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq.; sanctions and regulations promulgated pursuant thereto by the Office of Foreign Assets Control; and laws related to the prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

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18.17.       Construction of Lease and Terms. All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

18.18.       Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant, without Landlord's consent (which consent Landlord may grant or withhold in its sole and absolute discretion), will not directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

18.19. Financial Disclosure. At the request of Landlord, from time to time during the Term, Tenant shall provide Landlord with any reasonable financial records, including financial statements or federal tax returns of Tenant prepared in accordance with generally accepted accounting principles for the prior two fiscal years of operation of Tenant. Landlord shall retain such financial disclosure in confidence but shall be permitted to provide copies to its mortgagees for the purpose of financing the Building or to prospective purchasers of the Building.

[signature page to follow]

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Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD:

IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company

By:	/s/ Thomas A. Wentz, Jr.
Print Name:	Thomas A. Wentz, Jr.
Print Title:	Vice President
DATED:	10/31/13 (“Effective Date”)

By:	/s/ Charles A. Greenberg
Print Name:	Charles A. Greenberg
Print Title:	Vice President

TENANT:

BELL STATE BANK & TRUST, a North Dakota State Bank

By:	/s/ Anthony A. Weick
Print Name:	Anthony A. Weick
Print Title:	EVP & Managing Director

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APPENDIX TO LEASE
Definitions

"Additional Rent" means any charge, fee or expense (other than Basic Rent), however denoted, that is payable by Tenant under this Lease.

"Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

"Alteration" means any change, alteration, addition or improvement to the Premises or Property.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Basic Rent" means the basic rent amounts specified in the Basic Terms.

"Basic Terms" means the terms of this Lease identified as the Basic Terms before Article 1 of the Lease.

"Building" means the building(s) now existing on the Land, as identified in the Basic Terms.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

"Casualty Date" means the first Business Day after a casualty that Landlord is permitted by civil authority to re-access the Property, and is actually able to safely re-access the Property.

"City" means the City in which the Property is located.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"Commencement Date" means the Commencement Date specified in the Basic Terms.

"Common Area" means the parking area, driveways, lobby areas, and other areas of the Property Landlord may designate from time to time as common area available to all tenants.

"Condemning Authority" means any governmental entity with a statutory or other power of eminent domain.

"County" means the County in which the Property is located.

"Deposit" means the Security Deposit specified in the Basic Terms.

"Discount Rate" means 1% per annum plus the prevailing "Primary Credit" discount rate established by the Federal Reserve Bank for the district in which the Property is located on advances made to member banks under the Federal Reserve Act.

"Effective Date" means the date Landlord executes this Lease, as indicated on the signature page.

"Event of Default" means the occurrence of any of the events specified in Section 14.1 of the Lease, or of any other events specifically identified in the Lease as an "Event of Default."

"Expenses" means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

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"Force Majeure" means acts of God; strikes; lockouts; inability to procure materials (despite commercially reasonable pursuit of such materials); governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond a party's reasonable control.

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste" or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

"Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"Land" means the parcel(s) of land on which the Building is located.

"Landlord" means only the owner or owners of the Property at the time in question.

"Landlord Parties" means Landlord and Property Manager and their respective officers, directors, partners, shareholders, members and employees.

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

"Lease" means this Lease Agreement, as the same may be amended or modified after the Effective Date.

"Maximum Rate" means interest at a rate equal to the lesser of (a) 18% per annum or (b) the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

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"Operating Expenses" means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently followed. "Operating Expenses" shall include without limitation the following: utility charges (including without limitation electricity, water, sewer, gas, fuel and steam); costs and expenses incurred in connection with exterior and Common Area lighting; costs and expenses incurred in connection with exterior window washing; costs and expenses incurred in connection with the provision of the utilities and services set forth in Section 6.1 (including without limitation the maintenance and repair of the Building systems furnishing such utilities and services); costs and expenses incurred in connection with Landlord's obligations under subsections (a), (b), and (c) of Section 7.1; Landlord's costs and expenses for insurance, as specified in Section 10.2; property association fees or dues, and any other payments under any of the Permitted Encumbrances (except the Mortgage) affecting the Property; wages payable to persons whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called "fringe benefits" paid in connection with such persons (allocated in a manner consistent with such persons' wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining, repairing and operating the Property; costs and expenses incurred in connection with removing snow from the exterior Common Area; costs and expenses incurred in connection with removing snow and ice from the structural components of the Building (including, without limitation, the roof); all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; all services, supplies, replacements or other expenses for maintaining, repairing and operating the Property; costs of complying with Laws; reasonable management fees (not to exceed 5% of gross rents); the costs and expenses (including rental) of maintaining a management office in the Building; costs and expenses incurred in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property; and such other expenses as may ordinarily be incurred in connection with maintaining, repairing and operating a property similar to the Property. Notwithstanding anything to the contrary in this Lease, if Landlord makes a capital improvement to the Property that would be deemed a capital expense under generally accepted accounting principles, then Landlord may only include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment, so as to amortize the investment over the reasonable useful life of the improvement on a straight line basis. The term "Operating Expenses" does not include:

i.	Interest, principal, points and fees, amortization or any other costs associated with the Mortgage, and all costs and expenses associated with any such debt, irrespective of whether this Lease is subject or subordinate thereto.
ii.	Expenses or Allowances for depreciation or amortization (except as may be expressly allowed by this Lease, including without limitation the amortization of capital improvements as noted above).
iii.	Any bad debt loss, or any reserve for bad debt loss.
iv.	Compensation paid to any employee of Landlord or Property Manager above the grade of building superintendent or manager.
v.	Landlord's general corporate overhead and administrative expenses, except to the extent related (or reasonably allocated) to the Property, and except as otherwise expressly provided in this Lease.
vi.	Expenses to prepare, renovate, or perform any other work in any space leased to an existing or new tenant of the Building.
vii.	Expenses to retain existing tenants or to lease space to new tenants, including without limitation legal fees, leasing commissions, advertising, and promotional expenditures.
viii.	Expenses to resolve disputes with existing tenants, or to negotiate lease terms with prospective tenants.
ix.	The costs of any services or supplies to the extent that such costs are reimbursed to Landlord by tenants of the Building (other than by virtue of the pass through of Operating Expenses to tenants), or by other third parties.
x.	The costs of repair, restoration or other work occasioned by any insured casualty (except for deductibles as provided in Section 10.2).
xi.	The costs of any repair, restoration or other work occasioned by a condemnation proceeding, if and to the extent Landlord has actually been reimbursed by condemnation proceeds.
xii.	Rent payable by Landlord pursuant to any ground or air-rights lease affecting the Property, irrespective of whether this Lease is subject or subordinate thereto.

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xiii.	Fees or sums paid to an affiliate of Landlord, to the extent that such fees exceed the customary amount charged by independent contractors and suppliers for the services or supplies provided.
xiv.	Expenses for any necessary replacement of any item to the extent that it is covered under warranty.
xv.	Interest or penalties assessed against Landlord due to the late payment of any Expenses.
xvi.	Expenses for any item or service that Tenant pays directly to a third party, or separately reimburses to Landlord.
xvii.	Personal property taxes of Landlord for equipment or items to the extent not used directly in the operation or maintenance of the Property.
xviii.	Costs of sculptures, paintings and other objects of art.
xix.	Charitable or political contributions by Landlord.

"Permitted Encumbrances" means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions, and other matters now or after the Effective Date affecting title to the Property.

"Property" means, collectively, the Land, Building (including the Premises), and all other improvements on the Land.

"Property Manager" means the property manager specified in the Basic Terms, or any other agent Landlord may appoint from time to time to manage the Property.

"Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property and any personal property taxes on personal property used on the Property. The term "Property Taxes" does not include Landlord state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year. If any of Tenant's trade fixtures and other personal property are taxed with the Property, then Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

"Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorney's fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

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"Rent" means, collectively, Basic Rent and Additional Rent.

"State" means the State in which the Property is located.

"Structural Alterations" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" means the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

"Tenant Delays" means any delays caused or contributed to by Tenant.

"Tenant's Share of Expenses" means the product obtained by multiplying the amount of Expenses for the period in question by the Tenant's Share of Expenses Percentage.

"Tenant's Share of Expenses Percentage" means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any extension term then in effect.

"Transfer" means an assignment, mortgage, pledge, transfer, sublease or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises. The term 'Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant that results or could result in a change of control of Tenant.

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EXHIBIT 1

Premises

[see attached]

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EXHIBIT I
PREMISES

SQUARE FOOTAGE SUMMARY

SUITE 475
8,003 RSF

KEY PLAN

NOT TO SCALE

NORTH

FLOOR PLAN - SUITE 475

1 / 1

112972 / TTL

11-29-12

SCALE: 1/16" = 1'-0"

NORTH

OWNED & MANAGED BY:

IRET PROPERTIES

LEASED BY:

CUSHMAN & WAKEFIELD | NORTHMARQ

GOLDEN HILLS OFFICE CENTER

701 XENIA AVENUE SOUTH
GOLDEN VALLEY, MN

WCL Associates, Inc.

Architecture Interiors

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EXHIBIT 4.3
Building Rules

1.           Wherever in these Building Rules the word "Tenant" occurs, it is understood and agreed that it shall also mean Tenant's assigns, employees, agents, invitees, and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall also mean Landlord's assigns, employees, and agents.

2.           Tenant shall not bring into the Property any inflammables (including without limitation gasoline, kerosene, naphtha and benzene), explosives, or any other article of intrinsically dangerous nature.

3.           Tenant shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Property which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

4.           Tenant acknowledges and agrees that the Building is "smoke free," and that no smoking of tobacco products shall be allowed within the Building.

5.           The Premises shall not be used for cooking (except for microwaves), lodging, sleeping, or for any immoral or illegal purpose.

6.           No vehicles (including bicycles) or animals (other than service animals) are allowed in the Building.

7.           Canvassing, soliciting, and peddling in the Building is prohibited.

8.           Vending machines shall not be installed without Landlord's prior written consent.

9.           Tenant is solely responsible for protecting the Premises and Tenant's property from theft and robbery. All entrance doors to the Premises shall be locked when the Premises are not in use.

10.         No locks or similar devices shall be attached to any door or window, except as provided by Landlord or otherwise approved in writing by Landlord. Landlord's consent to the installation of any additional locks or similar devices may be conditioned upon (among other things), Tenant providing Landlord with keys to all such additional locks. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall provide to Landlord all combination locks on safes, cabinets and vaults.

11.         Tenant shall not waste electricity, water, heat or air conditioning, and shall cooperate fully with Landlord to insure the most effective and efficient operation of the Building's mechanical systems. No electric circuits for any purpose shall be brought into the Premises without Landlord's prior written consent.

12.         All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant shall be responsible for any damage to the Building or the Property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles. All heavy equipment and heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such heavy equipment or articles, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants of the Building.

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13.         Tenant, its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

14.         At all times (a) persons may enter the Property only in accordance with these Building Rules, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Property, and (c) all entries into and departures from the Property will take place through such one or more entrances as Landlord shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Property whatsoever. Landlord will normally not enforce clauses (a), (b) and (c) above during regular business hours, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of emergency, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Property and the property therein. Landlord shall in no case be liable for damages for any error or other action taken in good faith with regard to the admission to or exclusion from the Property of any person.

15.         Tenant shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Building Rules when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Property.

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Exhibit 10.2

CONSENT OF LANDLORD TO SUBLEASE

This Consent of Landlord to Sublease (this "Consent") is made effective as of June 4, 2015 (the "Effective Date"), by and between BELL STATE BANK & TRUST, a North Dakota state bank ("Tenant"), and TWIN CITIES POWER HOLDINGS', LLC, a Minnesota limited liability company ("Subtenant"), and IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company ("Landlord").

A. Landlord and Tenant are parties to a certain lease agreement dated October 31, 2013 (the "Master Lease"). Pursuant to the Master Lease, Tenant is leasing Suite 475, comprised of approximately 8,003 rentable square feet (as more specifically identified in the Master Lease, the "Premises"), in the building known as the "Golden Hills Office Center," and located at 701 Xenia Avenue South, Golden Valley, Minnesota (the "Property").

B. Tenant desires to sublease all of Tenant's interest in and to the Master Lease, relating to all of the approximately 8,003 rentable square feet of the Premises (the "Sublet Space") to Subtenant, and Subtenant desires to sublease the Sublet Space from Tenant. The sublease between Tenant and Subtenant is attached hereto as Exhibit 1 (the "Sublease").

C. Landlord desires to consent to the Sublease, contingent upon the terms and conditions of this Consent being satisfied by Tenant and Subtenant.

NOW, THEREFORE, for and in consideration of the Recitals set forth above, which are deemed a material and substantive part of this Consent, the parties agree as follows:

1. The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof.

2. Subject to the terms, conditions, and agreements contained herein, Landlord hereby consents to the Subtenant's sublease of the Sublet Space from the Tenant.

3. Landlord shall not be bound by any of the terms, covenants, conditions or provisions of the Sublease. This Consent is only Landlord's consent to the act of subletting by Tenant to Subtenant. Nothing in this Consent shall be construed as a consent to, or approval or satisfaction by Landlord of, any of the terms, covenants, conditions or provisions of the Sublease.

4. Landlord reserves all of its rights under the Master Lease. The Sublease shall not enlarge or increase any of Landlord's obligations under the Master Lease. The Sublease is at all times subject and subordinate to the Master Lease, and to all of the covenants, agreements, terms, provisions, and conditions of the Master Lease and this Consent. In the event of any conflict between the provisions of (i) either the Master Lease or this Consent and (ii) the Sublease, then the provisions of the Master Lease or this Consent shall prevail unaffected by the provisions of the Sublease.

5. This Consent shall not be deemed to release or relieve Tenant from any of its liabilities and obligations under the Master Lease for the full term thereof, regardless of whether rental payments to Landlord are directly made by Subtenant or continue to be made by Tenant. If at any time there is an uncured default by Tenant under the Master Lease, Landlord may require any rental or other payments being made under the Sublease to be paid directly to Landlord as a credit against the rentals otherwise due from Tenant under the Master Lease.

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6. Subtenant shall not do or permit anything to be done in connection with Subtenant's occupancy of the Sublet Space that would violate any of the covenants, agreements, terms, provisions, and conditions of the Master Lease or this Consent. Any act or omission of Subtenant (or anyone claiming under or through Subtenant) that violates any of the provisions of the Master Lease shall be deemed a violation of the Master Lease by Tenant.

7. Subtenant shall not, without the prior written consent of Landlord in each instance, which consent may be withheld or conditioned by Landlord in its sole discretion: (i) assign the Sublease or this Consent, or further sublet the Sublet Space or any part thereof; or (ii) hereafter sublet, take by assignment, or otherwise occupy any space in the Property other than the Sublet Space. Subtenant agrees that Tenant may assign its interest in the Sublease to Landlord without the consent of Subtenant.

8. The Sublease is subject and subordinate to the mortgage currently in place on the Property, and to any future mortgage placed on the Property by Landlord. Subtenant shall execute and deliver an instrument, in recordable form, as reasonably required by Landlord or its mortgagee ("Lender"), within 10 calendar days of Landlord's written request. Any such instrument shall contain any provisions reasonably required by Lender, including without limitation provisions whereby Subtenant agrees that Lender shall not be: (i) liable for any act or omission of Landlord or Tenant; (ii) liable for return of any security deposit, unless and only to the extent that Lender actually receives such security deposit; (iii) subject to any offsets or defenses which the Subtenant might have against Landlord or Tenant (provided the foregoing shall not relieve Lender from any obligation of the landlord under the Master Lease accruing or arising after Lender's succeeding to the interest of Landlord under the Master Lease); (iv) bound by any rent or additional rent which the Subtenant might have paid in advance for more than the current month; or (v) bound by any representation or warranty made by Landlord or Tenant. Any such instrument shall provide for Lender's recognition of the Sublease and agreement not to disturb Subtenant so long as Subtenant is not in default under the Sublease. Subtenant shall execute and deliver an estoppel certificate, in form reasonably required by Landlord, within 10 calendar days of Landlord's written request, certifying (if such be the case or if not the case, specifying with particularity any exception) to the following: (i) that the Sublease is in full force and effect (or if there have been modifications that the Sublease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) that Tenant is not in default in any provision of the Sublease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Subtenant; (v) the amount of any prepaid rent; (vi) the commencement and termination dates of the Sublease; and (vii) to such other matters as may be reasonably requested by Landlord, Lender, or any prospective purchaser of the Property.

9. Upon the expiration or earlier termination of the Master Lease, or the surrender of the Master Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall automatically expire and come to an end as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the Sublet Space on or before such date. In case of the failure of Subtenant to so vacate, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to any rights and remedies which are available to Landlord pursuant to the Master Lease.

10. Tenant and Subtenant jointly and severally represent, warrant, and agree that: (i) Subtenant is financially responsible, of good reputation, and engaged in a business which is in keeping with the first-class standards of the Property and its occupancy; (ii) no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease; (iii) the Sublet Space (subject to all of the covenants, agreements, terms, provisions, and conditions of the Lease) shall be used by Subtenant in compliance with all applicable laws and regulations solely for general office purposes; and (iv) the Sublease shall not be modified or amended in any way without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole but reasonable discretion.

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11. The consent of Landlord to this Sublease shall in no way be construed to relieve Tenant from obtaining the express written consent of Landlord to any future subleasing or assignment.

12. All notices required or desired to be given to Subtenant hereunder or under the Master Lease shall be addressed to Subtenant at the respective address set forth in the Sublease. All notices required or desired to be given to Landlord or Tenant hereunder shall be addressed to Landlord and Tenant at the addresses set forth in the Master Lease.

13. Tenant and Subtenant agree that Landlord is not responsible for the payment of any brokerage commissions, or finder's fees or similar charges of any nature in connection with this transaction and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims liability, losses or expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with this transaction.

14. This Consent shall be interpreted and construed in accordance with the laws of the State of Minnesota. Each capitalized term, word, or phrase not defined in this Consent shall have the meaning set forth for such term in the Master Lease. This Consent has been duly executed and delivered by each respective party, and constitutes the valid and binding obligations of each party, enforceable in accordance with its terms. Each party has all necessary authority, has taken all action necessary to enter into this Consent and to consummate the transaction contemplated hereby, and to perform its obligations hereunder. This Consent shall be binding upon and inure to the benefit of the parties hereto, and their legal and personal representatives, successors, and assigns.

15. This Consent may be executed in counterparts and all counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be properly executed, as of the Effective Date.

[signatures to follow]

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47

Exhibit 1
Sublease

[see attached]

48

OFFICE SUBLEASE

This agreement ("Sublease"), dated for reference purposes as of the____day of June, 2015, is by and between Bell State Bank & Trust, a North Dakota state bank ("Sublandlord") and Twin Cities Power Holdings, LLC, a Minnesota Limited Liability Corporation ("Subtenant").

WITNESSETH:

WHEREAS, IRET-GoldenJack, LLC, ("Owner") and Sublandlord are parties to a written lease (the "Master Lease"), for certain space (the "Premises") in the building known as Golden Hills Office Center, a copy of the Master Lease which is attached as Exhibit "A" to this Sublease and made a part hereof; and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord the Premises (the "Subleased Premises") more particularly described in the attached Exhibit "B" to this Sublease and made a part hereof, on the terms and conditions stated below in this Sublease,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Sublandlord and Subtenant hereby agree as follows:

1.	Premises: Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Subleased Premises, Suite 475, consisting of 8,003 Rentable Square Feet, for the term and according to covenants and conditions contained herein. The effectiveness of this Sublease is conditioned upon Owner's approval of this Sublease in form and substance reasonably acceptable to both Sublandlord and Subtenant.

2.	Term: This Sublease shall be for a term of twenty-three (23) months commencing on July 1, 2015, and terminating on May 31, 2017.
A.	Subtenant shall have the right to extend the lease term from June 1, 2017 through May 31, 2019 by giving written notice to Sublandlord before July 31, 2016.
3.	Rent:
A.	Gross Rent. The "Gross Rent" for the Subleased Premises shall be calculated at $16.00 per rentable square foot in the Subleased Premises per year, and payable in monthly installments of $10,671.00 from August 1, 2015 through May 31, 2017. July 1, 2015 through July 31, 2015 shall be gross free to Tenant. If Subtenant extends the lease term, $15,339.00 from June 1, 2017 through May 31, 2019 . This Gross Rent constitutes the entire rental obligation of Subtenant to Sublandlord under this Sublease and Sublandlord acknowledges and agrees that Subtenant shall not be responsible for any pass through charges attributable to the Subleased Premises that Sublandlord may be responsible for under the Master Lease. Gross Rent will be paid by Subtenant in monthly installments, to arrive on or before the first day of each month. Gross Rent payments will be made to:

Bell Mortgage

c/o Kristine Rodriguez

11100 Wayzata Blvd, Suite 200

Minnetonka, MN 55305

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C.	Subtenant shall have early access to the Premises upon Execution of the Sublease and Execution of the Owner's Consent, but in no event shall early access be less than two (2) weeks prior to Commencement Date.
4.	Subtenant covenants and agrees to use the Subleased Premises in accordance with the terms and conditions of the Master Lease, as reasonably applicable to the Subleased Premises, and further covenants not to do any act, which will result in a violation of the terms of the Master Lease. Sublandlord acknowledges and agrees that Subtenant shall not be required to continuously occupy the Subleased Premises or to continuously operate its business at the Subleased Premises, provided that Subtenant otherwise complies with the requirements of this Sublease
5.	The Subtenant shall not, without prior written consent of the Sublandlord and of the Owner, assign this Sublease nor underlet or permit the Subleased Premises or any part thereof to be used by others for hire without such prior written consent.
6.	All of the nonmonetary terms, provisions, covenants, and conditions contained in the Master Lease, as reasonably applicable to the Subleased Premises, are hereby made a part of this Sublease (except as herein otherwise expressly provided), and such rights and obligations as are contained herein are, during the term of this Sublease, hereby imposed upon the respective parties hereto, the Sublandlord herein being substituted for the Landlord in the Master Lease, and the Subtenant herein being substituted for the Tenant in the Master Lease; provided however, that the Sublandlord shall not be liable to Subtenant for any default by the Owner under the Master Lease; however, Sublandlord shall make all reasonable efforts to have Landlord's consent to Sublease Agreement. Accordingly, Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Owner by the terms of this Sublease. Sublandlord agrees to timely perform all of its covenants and obligations under the Master Lease to the extent not assumed by Subtenant under this Sublease, including, without limitation, the payment of all rent and other charges, when and as due and payable by Sublandlord to Owner. The foregoing notwithstanding, Sublandlord agrees to reasonably enforce its rights under the Master Lease throughout the Sublease Term. Furthermore, to the extent that Subtenant has any issues with maintenance of or services provided to the Subleased Premises which are the responsibility of the Owner under the Master Lease or otherwise wishes to provide notice to Owner, Sublandlord agrees to promptly forward any such notice or request to Owner and to reasonably work with Subtenant, at no out of pocket cost to Sublandlord, to resovle the issue presented in such notice or request.
7.	Subtenant agrees to repair all damages done made by Subtenant, upon vacating the demised premises, general wear and tear excepted; also the Subtenant agrees to hold insurance coverage both contents and public liability for the use of the Subleased Premises. Sublandlord acknowledges and agrees that Subtenant's maintenance and repair obligations with respect to the Subleased Premises shall be limited to noncapital maintenance and repair, except to the extent that any capital repair or maintenance is required due to Subtenant's negligence or willful misconduct.
8.	Subtenant agrees to sublease the Subleased Premises in its current "as is" condition. Subtenant shall have the right to install tenant improvements to the Subleased Premises with Landlord's reasonable consent. Such consent shall not be withheld, conditioned or delayed. Subtenant shall not be required to restore the Subleased Premises upon expiration. Subtenant shall have the right to use all existing furniture in the Subleased Premises through the term of the Sublease. A plan noting exact existing furniture shall be confirmed within ten (10) days of sublease execution. Subtenant shall have the Right to negotiate for the price of the furniture at the end of the Sublease.

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9.	Subtenant agrees to abide by all sign criteria established by Owner. Subtenant agrees to pay for all costs associated with the building standard signage applicable to Subtenant.
10.	Where a party's consent or approval is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned and there shall be no charge or fee in connection with such requested consent or approval. This Sublease may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Electronically transmitted signatures shall be valid and binding to the same extent as the delivery of original signatures.
1	1 . Brokers: Tenant warrants that it has had no dealings with any Broker or Agent in connection with the negotiation or execution of this Lease, other than Cresa Minneapolis("Subtenant's Broker"). Sublandlord warrants that it has not retained the services of any Broker or Agent in connection with the negotiation or execution of this Lease other than Colliers International I Minneapolis-St. Paul ("Sublandlord's Broker"). Sublandlord shall pay to Tenant's Broker and Landlord's Broker commissions in accordance with a separate written agreement between such parties. In the event Subltenant extends the term as noted above, Sublandlord shall pay Subtenant's Broker additional $1.00 PSF per year, pro rated over the number of months of paid rent for renewal term. Sublandlord and Tenant each shall indemnify and hold the other harmless from and against any claim, loss, liability, damage, fee or charge, so far as any thereof arises by reason of services alleged to have been rendered to, at the instance of, or agreed to by such parties.
12.	That this agreement and the Exhibits attached hereto:
A.	Contain the entire agreement of the parties hereto with respect to the subject matter;
B.	May not be amended or modified except by an instrument in writing executed by each of the parties hereto;
C.	Shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

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EXHIBIT A

Copy of Master Lease

See attached.

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EXHIBIT B

Diagram of the Subleased Premises

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LEASE AGREEMENT

[Golden Hills Office Center, Golden Valley, MN]

This Lease is made and entered into as of the Effective Date, by and between IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company, as Landlord, and BELL STATE BANK & TRUST, a North Dakota State Bank, as Tenant.

DEFINITIONS

Except as otherwise specifically defined in this Lease, the capitalized terms used in this Lease have the meanings ascribed to them in the Appendix to Lease that is attached to this Lease.

BASIC TERMS

The following Basic Terms are governed by the particular sections in this Lease pertaining to the following information:

1	Premises:

Suite 475, consisting of approximately 8,003 rentable square feet, of the Building commonly known as the Golden Hills Office Center. The Building is located at 701 Xenia Avenue South,Golden Valley, Minnesota. The Premises are depicted on attached Exhibit 1.

2.	Lease Term:	63 full calendar months (Section 1.2.1).

3.	Commencemant Date	March 1, 2014.

4	Base Rent:

Months	Annualized	Monthly	Rate/rsf
3/1/2014 through 5/31/2014	Abated (Section 2.5)	Abated	Abated
6/1/2014 through 2/28/2015	$132,049.50	$11,004.13	$16.50
3/1/2015 through 2/29/2016	$136,051.00	$11,337.58	$17.00
3/1/2016 through 2/28/2017	$140,052.50	$11,671.04	$17.50
3/1/2017 through 2/28/2018	$144,054.00	$12,004.50	$18.00
3/1/2018 through 2/28/2019	$148,055.50	$12,337.96	$18.50
3/1/2019 through 5/31/2019	$152,057.00	$12,671.42	$19.00

5.	Tenant's Share of Expenses Percentage:	4.1954%

6.	Property Manager:	IRET Properties, a North Dakota Limited Partnership 10050 Crosstown Circle, Suite 105 Eden Prairie, MN 55344 Telephone: (952) 401-6600

7.	Rent Payment Address:	IRET-Golden Jack, L.L.C. IRET Properties Attn: PM Accounting (GL#1248; Golden Hills) 1400 31[5]' Avenue SW, Suite 60 (overnight delivery) PO Box 1988 (regular mail) Minot, ND 58701

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8.	Address of Landlord
	for Notices:	IRET-Golden Jack, L.L.C. c/o IRET Properties
Attn: General Counsel
1400 31[5]` Avenue SW, Suite 60 (overnight delivery)
PO Box 1988 (regular mail)
Minot, ND 58701
	With a copy to:	Property Manager at the address described in Section 6 of the Basic
Terms.
9.	Address of Tenant
	for Notices:	Bell State Bank & Trust
Attn: Mr. Gary V. Kirt
701 Xenia Avenue South, Suite 200
Golden Valley, MN 55416
10.	Brokers:	Landlord's Broker: NorthMarq Real Estate Services LLC
Tenant's Broker: Colliers International
11.	Security Deposit:	$17,000.0D (Section 17.4).
12.	Permitted Use:	Tenant shall use the Premises only for general office purposes, and not for any other purpose (Section 4.1).

ARTICLE 1

LEASE OF PREMISES AND LEASE TERM

1.1. Premises. In consideration of the mutual covenants this Lease describes, and subject to the terms, covenants and conditions set forth in this Lease, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord. The rentable area of the Premises is the rentable area specified in the Basic Terms. if Landlord determines in its sole but reasonable discretion that the rentable area of the Premises differs from the rentable area specified in the Basic Terms, then Landlord and Tenant shall amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Rent payments on account of any difference between the rentable area of the Premises specified in the Basic Terms and the rentable area of the Premises as may be determined after the Effective Date.

1.2. Term, Possession, Delivery, and Commencement.

1.2.1. Commencement and Expiration of Term. The Term of this Lease is the period stated in Item 2 of the Basic Terms. The Term shall commence on the Commencement Date and shall end on the last day of the last calendar month of the Term.

1.2.2. Tender of Possession; Early Access. Subject only to Force Majeure and Tenant Delay, Landlord will complete the Tenant Improvements and tender possession of the Premises to Tenant on the Commencement Date. Tenant will not occupy the Premises before the Commencement Date without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its sole and absolute discretion. Notwithstanding the foregoing, Landlord hereby allows Tenant access to the Premises beginning on February 17, 2014. During this early access period, Tenant may only install its furniture, fixtures and equipment in the Premises, Tenant shall not interfere with the construction of the Tenant Improvements, and Tenant shall comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Rent). Tenant shall not have exclusive access to, or control of, the Premises during the early access period. Landlord reserves to itself and its agents the right to access and control the Premises during the early access period.

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1.2.3. Termination Option. Tenant may elect to terminate this Lease (the "Early Termination Option") effective as of May 31, 2017 (the 'Early Termination Date"), by giving Landlord prior written notice ("Tenant's Early Termination Notice") on or before August 31, 2016, provided that: (1) on or before the Early Termination Date, Tenant has paid Landlord all amounts due and owing under the Lease; and (2) Tenant pays to Landlord concurrently with Tenant's Early Termination Notice a termination fee equal to (a) $24,009.00 (2 months of Basic Rent), plus (b) 2 months of Tenant's Share of Expenses for the Premises (based on Landlord's reasonable estimate of such Expenses), and plus (c) the unamortized portion of the Landlord's leasing costs (including without limitation all leasing commission charges, the Abated Rent, and the Allowance), based on amortizing such costs with interest thereon at the rate of 6% per annum, in equal installments of interest and principal over the last 36 months of the initial Term. Tenant's right to exercise this Early Termination Option is conditioned on there being no uncured Event of Default at the time of exercise of the Early Termination Option or on the Early Termination Date. If this Early Termination Option is timely exercised, then Tenant will deliver possession of the Premises to Landlord on the Early Termination Date in accordance with the terms of this Lease and all other terms will apply as if this Lease had expired according to its terms, including Tenant's Share of Expenses attributable to periods prior to the Early Termination Date at such time as such obligation is determined. If Tenant fails to timely give notice, then Tenant will be deemed to have waived its right to terminate pursuant to this Section. This Early Termination Option is personal to Tenant (and not to any assignee or subtenant) and may not be assigned, it being agreed such right is not appurtenant to the Premises or this Lease; upon a Transfer of the Lease by Tenant, this Section is null and void.

1.3. Quiet Enjoyment. Subject to the terms of this Lease, Landlord covenants that if Tenant timely (a) pays all Rent and other charges provided for herein, (b) performs all of its obligations provided for herein, and (c) observes all of the other provisions hereof, then Tenant shall at ail times during the Term peaceably and quietly have, hold and enjoy the Premises, without interruption or disturbance by Landlord, or anyone claiming through or under Landlord.

ARTICLE 2
RENT

2.1. Basic Rent. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to Landlord at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

2.2. Additional Rent. Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Article 3 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Article 3 within 10 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as set forth in the preceding sentence, in the same manner as Tenant's payments of Basic Rent.

2.3. Delinquent Rental Payments. If Tenant does not pay any installment of Basic Rent or any Additional Rent within 5 Business Days after the date the payment is due, then Tenant will pay Landlord an additional amount equal to the greater of (a) interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made, or (b) a late payment charge equal to 5% of the amount of the delinquent payment. Landlord's right to such compensation for any such delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity. Notwithstanding anything in this Section to the contrary, Landlord agrees that it shall only impose the interest or the late payment charge on delinquent amounts if Tenant fails to make timely payment of Rent on more than 1 occasion in any 12 month period.

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2.4. Independent Obligations. Notwithstanding anything to the contrary in this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

2.5. Abated Rent. Notwithstanding anything to the contrary, Tenant may occupy the Premises and shall be entitled to the full abatement of Basic Rent and Additional Rent attributable to Tenant's Share of Expenses (the "Abated Rent") for the period of March 1, 2014 through May 31, 2014. The parties agree that the value of the Abated Rent shall be $59,082.15. If no uncured Event of Default by Tenant occurs prior to the expiration of the Term, then Tenant shall have no obligation to pay the Abated Rent. The Abated Rent shall be amortized en a straight-line basis in equal monthly installments over the 36-month period commencing on June 1, 2014. If at any time during said period an Event of Default occurs, and if said default is not cured as provided in this Lease, then Tenant shall pay to Landlord, in addition to all other amounts owed hereunder, a sum equal to the portion of the Abated Rent that has not been amortized as of the date the Event of Default occurs.

ARTICLE 3

PROPERTY TAXES AND OPERATING EXPENSES

3.1. Payment of Expenses. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Expenses due and payable during any calendar year of the Term. Landlord will prorate Tenant's Share of Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

3.2. Estimation of Tenant's Share of Expenses. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, (c) Tenant's Share of Expenses Percentage and (d) the annual and monthly Additional Rent attributable to Tenant's Share of Expenses.

3.3. Payment of Estimated Tenant's Share of Expenses. Tenant will pay the amount Landlord estimates as Tenant's Share of Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, then Tenant will continue paying Tenant's Share of Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

3.4. Re-Estimation of Expenses. Landlord may re-estimate Expenses from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

3.5. Confirmation of Tenant's Share of Expenses. After the end of each calendar year within the Term, Landlord will determine the actual amount of Expenses and Tenant's Share of Expenses for the expired calendar year and deliver to Tenant a written statement of such amounts. if Tenant paid less than the actual amount of Tenant's Share of Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant's Share of Expenses specified in the statement, then Landlord (at Landlord's option) will either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this Section or release Tenant from any of its obligations hereunder. Tenant acknowledges that, for purposes of accounting for Expenses, Landlord may close a "calendar" year on December 20th of that year; if Landlord actually does so, then Landlord's determination of the actual amount of Expenses for the following calendar year will include any Expenses attributable to the period of December 215' through December 31'1 of the previous calendar year.

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3.6. Tenant's Inspection and Audit Rights. If (i) Tenant is not in default in the performance of any of its obligations under this Lease beyond any applicable cure period, and if (ii) Tenant disputes Landlord's determination of the actual amount of Expenses or Tenant's Share of Expenses for any calendar year, and if (iii) Tenant delivers to Landlord written notice of the dispute within 60 days after Landlord's delivery of the statement of such amount under Section 3.5, then Tenant at Tenant's sole cost and expense, upon prior written notice and during regular business hours at the location where Landlord or its Property Manager maintains the applicable records may cause a qualified financial officer reasonably acceptable to Landlord to audit Landlord's records relating to the disputed amounts. Tenant's objection to Landlord's determination of Expenses or Tenant's Share of Expenses shall be deemed withdrawn unless Tenant completes and delivers the audit to Landlord within 90 days after the date Tenant delivers its dispute notice to Landlord under this Section. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was greater than the amount this Article 3 obligates Tenant to pay, then, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant within 10 days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was less than the amount this Article 3 obligates Tenant to pay, then Tenant will pay to Landlord within 10 days as Additional Rent the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Expenses in accordance with Sections 3.3 and 3.4. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

3.7. Annual Amendment to Tenant's Share of Expenses Percentage. Notwithstanding any contrary language in this Lease, Landlord may change Tenant's Share of Expenses Percentage each calendar year to the percentage Landlord calculates by dividing the rentable area of the Premises by the rentable area of the Building for such calendar year. Storage space shall not be included in Landlord's calculation of the rentable area of the Building. Landlord will notify Tenant of such change, if any, at the time Landlord delivers its estimates to Tenant under Section 3.2.

3.8. Landlord's Right to Contest Property Taxes. Landlord may in its sole discretion contest the amount or validity, in whole or in part, of any Property Taxes. Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with any such contest (including but not limited to reasonable attorney's fees). Tenant may not contest Property Taxes.

3.9. Adjustment for Variable Operating Expenses. Notwithstanding any contrary language in this Article 3, if 95% or more of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, then Landlord may reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all components of Operating Expenses that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Expenses had 95% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Building pays directly to a service provider.

ARTICLE 4
USE

4.1. Permitted Use. Tenant shall use the Premises only for the use specified in Item 12 of the Basic Terms (the "Permitted Use"), and not for any other purpose. Tenant will not use the Property or knowingly permit the Property to be used in violation of any Laws or in any manner that would (a) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (b) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (c) constitute waste or a public or private nuisance. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises.

4.2. Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord have made any representation or warranty of any kind with respect to the Premises, the Building, or the Property, specifically including but not limited to any representation or warranty of suitability or fitness of the Premises, Building, or the Property for any particular purpose. Subject only to Section 17.1 below, Tenant accepts the Premises, the Building, and the Property in an "AS IS - WHERE IS" condition.

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4.3. Laws & Building Rules. This Lease is subject and subordinate to all Laws. Tenant shall at all times comply with the rules and regulations for the Building set forth in Exhibit 4.3 (the ''Building Rules"), and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord of which Tenant has been given at least 10 days prior written notice, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord will enforce the Building Rules against the occupants of the Building in a non-arbitrary and non-discriminatory manner. In the event of any conflict between the Building Rules and this Lease, this Lease shall control.

4.4. Common Area. Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, at Landlord's sole and absolute discretion (but subject to Section 9.3 below), may make changes to the Common Area. Landlord's rights regarding the Common Area include without limitation the right to: (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to others; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason that Landlord reasonably deems necessary; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area (including without limitation the parking facilities).

4.5. Signs.

4.5.1. Directory Listing. Landlord shall provide Tenant with one standard building directory listing in the interior lobby of the Building, identifying Tenant and Tenant's suite number (the "Directory Listing"). Landlord shall be responsible for the cost of the initial Directory Listing. Tenant shall reimburse Landlord as Additional Rent for all costs incurred by Landlord in making any changes or additions to the Directory Listing that Tenant requests.

4.5.2. Entry Sign. Landlord shall also provide Tenant with one suite entry sign at the main entrance to the Premises, in a style and location specified by Landlord in its sole but reasonable discretion, identifying Tenant and Tenant's suite number (the 'Entry Sign"). Landlord shall be responsible for the cost of the initial Entry Sign. Tenant shall reimburse Landlord as Additional Rent for all costs incurred by Landlord in making any changes or additions to the Entry Sign that Tenant requests.

4.5.3. Except for the signs specifically allowed in this Section 4.5, no other sign, advertisement, graphics of any nature, or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Premises, or on any public area of the Building, without Landlord's prior written consent (which consent Landlord may withhold or condition in its sole but reasonable discretion). All permitted signs shall comply with the Laws, and shall be installed and maintained at Tenant's sole expense. Landlord may immediately remove at Tenant's sole cost and expense any sign, advertisement, graphics, or notice that violates this Section 4.5. The rights granted to Tenant pursuant to this Section 4.5 are personal to Tenant and no subtenants of Tenant shall have any rights under this Section 4.5.

4.6. Tenant Devices and Equipment. Tenant will not use any device or equipment in the Premises or otherwise on the Property that causes substantial noise, odor or vibration, without Landlord's prior written consent (which consent Landlord may grant, withhold or condition in its sole and absolute discretion). Tenant will not connect any device or equipment to the Building's electrical or plumbing systems except through the electrical and water outlets in the Premises that were installed (or otherwise approved in writing) by Landlord. No antenna, satellite dish, or other communications equipment shall be allowed without Landlord's prior written consent (which consent Landlord may grant, withhold or condition in its sole and absolute discretion). In the event Landlord consents to Tenant's installation of an antenna, satellite dish, or other communications equipment on the Property (including without limitation on the roof of the Building), then Landlord and Tenant shall execute a Communications Equipment License in form required by Landlord in its sole but reasonable discretion. Tenant acknowledges that the installation of any such communications equipment shall be deemed an "Alteration" subject to the terms and conditions of Article 8 of this Lease.

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ARTICLE 5

HAZARDOUS MATERIALS

5.1. Compliance with Hazardous Materials Laws. Tenant will not cause or allow any Hazardous Material to be brought upon, kept or used on the Property in quantities reportable under any Hazardous Materials Law, or in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant's use of the Premises and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of those Hazardous Materials customarily used in the course of general office activities, such as copier fluids and cleaning supplies, provided that Tenant complies with all Hazardous Materials Laws with respect thereto). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes or allows to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

5.2. Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant, or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within 5 Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

5.3. Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or the Property are Tenant's sole responsibility, regardless of whether the Hazardous Materials Laws permit or require Landlord to report or warn.

5.4. Landlord Indemnification. Landlord shall release, indemnify, defend (with counsel reasonably acceptable to both Landlord and Tenant), protect, and hold harmless Tenant from and against all damages (excluding consequential, punitive or similar type damages), costs, losses, expenses (including, but not limited to, reasonable attorneys' fees and engineering fees) arising from or attributable to the existence of any Hazardous Materials at the Property in reportable quantities in violation of applicable Hazardous Materials Laws to the extent caused by Landlord; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord's indemnification as provided above, Tenant shall promptly notify Landlord of the same in time to avoid any prejudice to Landlord and Landlord shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any remediation. The obligations of Landlord under this section shall survive the expiration or earlier termination of this Lease.

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5.5. Tenant Indemnification. Tenant will release, indemnify, defend (with counsel reasonably acceptable to both Landlord and Tenant), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whale or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or the Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable: (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this section shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
SERVICES

6.1. Landlord's Obligations. Landlord will provide the following services, the costs of which are Operating Expenses:

6.1.1. Janitorial Service. Landlord will provide janitorial service in the Premises, in accordance with Landlord's schedule for the Building, including: (a) cleaning and trash removal; (b) dusting and vacuuming; (c) maintaining towels, tissue and other restroom supplies; (d) periodic interior and exterior window washing and cleaning; (e) periodic waxing of uncarpeted floors; and (f) such other work as is customarily performed in connection with nightly janitorial services in buildings similar in construction, location, use and occupancy to the Building.

6.1.2. Electrical Energy; Lighting. Landlord will provide electrical energy to the Premises for lighting and for operating office machines for general office use. Said electrical energy will not be sufficient for lighting in excess of 2.2 watts per square foot installed or for any electrical equipment that singularly consumes more than 1.0 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Tenant will not use any equipment requiring electrical energy in excess of the above standards without Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy, plus an amount equal to the average cost per unit of electricity for the Building applied to the excess use (as reasonably determined either by an engineer selected by Landlord or by submeter installed by Landlord at Tenant's sole cost). Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises; if such lighting costs are not included in Operating Expenses, then Tenant will pay such costs as Additional Rent.

6.1.3. Heating, Ventilation and Air Conditioning. During regular business hours, Landlord will provide heating, ventilation and air conditioning to the Premises sufficient to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises. During other times, Landlord will provide heat and air conditioning upon Tenant's reasonable advance notice; provided, however, that Tenant shall pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates reasonably established by Landlord. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

6.1.4. Water. Landlord will provide hot and cold water from standard building outlets for restroom and drinking purposes.

6.1.5. Elevator Service. Landlord will provide elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant's use of elevators for freight purposes to hours Landlord reasonably determines. Landlord may limit the operation of elevators at times other than regular business hours.

6.2. Tenant's Obligations. If any utility serving the Premises is separately metered and separately charged, and if the applicable utility company directly charges Tenant for such utility services, then Tenant is solely responsible for paying such charges directly to the applicable utility companies prior to delinquency, and such charges are not Operating Expenses. Except as specifically provided in Sections 6.1, Tenant will obtain and pay for all other utilities and services Tenant requires with respect to the Premises, including but not limited to utility hook-up and connection charges. In the event a service is provided to the Premises and to some but not all of the remainder of the Building, then Tenant shall pay its pro rata share of the cost of providing the service (including Landlord's administrative and overhead costs) as Additional Rent; Tenant's pro rata share shall be computed by dividing the rentable area of the Premises by the total rentable area of the portion of the Building to which the service is provided.

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6.3. Other Provisions Relating to Services. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that required by governmental guidelines or other Laws. Landlord reserves the sole and exclusive right to select the provider of any utility or service to the Property, and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied, Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services. No interruption in or temporary stoppage of any of the utilities or other services this Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any such interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages, or entitle Tenant to any abatement of Rent; provided, however, that if any such interruption or temporary stoppage is primarily caused by a negligent act or omission of Landlord and continues for more than 5 consecutive Business Days, then Rent hereunder shall abate until such interruption or temporary stoppage either ceases or is no longer primarily caused by a negligent act or omission of Landlord.

ARTICLE 7

MAINTENANCE AND REPAIR

7.1. Landlord's Obligations. Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair (including any necessary replacements): (a) the roof, footings, foundation, and the structural integrity of exterior and interior load-bearing walls of the Building; (b) the electrical, mechanical, plumbing, heating and air conditioning systems located in the Building and serving the Common Area (or otherwise serving and used in common by multiple tenants of the Building); (c) the Common Area; and (d) the portions of the electrical, mechanical, plumbing, heating and air conditioning systems and components that only serve the Premises. The costs and expenses incurred by Landlord in complying with subsections (a), (b) and (c) of this Section 7.1 shall be included in Operating Expenses. All of the costs and expenses incurred by Landlord in complying with subsection (d) of this Section 7.1 shall be reimbursed by Tenant to Landlord as Additional Rent.

7.2. Tenant's Obligations.

7.2.1. Maintenance of Premises. Landlord is not required to repair or maintain the Premises or the Property (or to make any Alterations to the Premises or Property), except as otherwise specifically provided in this Lease. Except as specifically set forth in Section 7.1, Tenant is solely responsible for the repair, maintenance, replacement, operation, condition and management of the Premises. Except as specifically set forth in Section 7.1, Tenant at its sole cost and expense will keep and maintain the Premises (including without limitation all non-structural interior portions; lighting systems; interior surfaces of exterior walls; and interior moldings, partitions, glass, doors and ceilings) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. Notwithstanding anything to the contrary in this Lease, Tenant shall at its sole cost maintain and repair any systems or equipment installed by Tenant; Landlord is not required to repair or maintain any systems or equipment installed by Tenant. Tenant shall release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord), and hold Landlord harmless from, any Claims or damages resulting from any penetrations or perforations of the roof or exterior walls of the Building caused or allowed by Tenant.

7.2.2. Alterations Required by Laws. If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises, or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, then Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, then Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenants sole cost and expense in accordance with Article 8.

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ARTICLE 8

CHANGES AND ALTERATIONS

8.1. Landlord Approval. Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold; provided, however, that Landlord may condition its consent in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord complete plans and specifications for the Alterations, and will identify any prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord's reasonable approval proof of insurance required by Section 8.2, copies of all necessary permits and licenses, and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord's reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a licensed and properly bonded contractor, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

8.2. Tenant's Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all Alterations, and for any painting, restoring or repairing of the Premises or the Property the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) payment, performance and demolition (if applicable) bonds; and (b) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in the preceding sentence shall name Landlord and Property Manager (and, if requested by Landlord, Landlord's lender) as additional insureds.

8.3. Construction Obligations and Ownership. Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final notarized lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Landlord upon installation and, unless Landlord requires Tenant to remove the Alterations (which removal requirement may be exercised by Landlord at the time Landlord consents to such Alterations, or at the termination of the Lease), Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

8.4. Liens. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing at least 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord reasonably deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

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8.5. Indemnification. To the fullest extent allowable under the Laws, Tenant will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

ARTICLE 9

RIGHTS RESERVED BY LANDLORD

9.1. Landlord's Entry. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) exercise and perform Landlord's rights and obligations under this Lease; (c) post notices of non-responsibility or other protective notices available under the Laws; (d) show the Premises to current or prospective mortgagees, or to prospective purchasers of the Property; or (e) during the last 12 months of the Term, show the Premises to prospective tenants. Landlord, in the event of any emergency, may enter the Premises at any time without notice to Tenant. If Landlord receives prior written notification from Tenant that specified areas within the Premises contain confidential materials, then Landlord shall not enter such portions of the Premises unless accompanied by a representative of Tenant except (i) in case of an emergency, or (ii) if Tenant authorizes Landlord to enter such portions of the Premises without accompaniment of Tenant's representative. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Subject to Section 9.3 below, Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord reasonably determines that such activities are necessary for properly operating and maintaining the Building.

9.2. Control of Property. Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right does not prohibit Tenant from using the Premises for the Permitted Use; (d) close the Building after regular business hours, except that Tenant and its employees and invitees may access the Premises after regular business hours in accordance with such rules and regulations as Landlord may reasonably prescribe from time to time for security purposes; (e) install, operate and maintain security systems that monitor persons entering or leaving the Building; (f) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; (g) change the regular business hours of the Property; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons 'or property in the Premises or otherwise on the Property, and Landlord is not liable in any way whatsoever for any breach of security except to the extent directly caused by the gross negligence or willful misconduct of Landlord or its agents.

9.3. Interference with Tenant's Business. With respect to any provision of this Lease which entitles or requires Landlord to make improvements, alterations or repairs to the Premises, the Building or the Common Area, Landlord agrees that such work shall not materially interfere with Tenant's use and enjoyment of the Premises for the Permitted Use. Landlord shall endeavor, when reasonably possible, to perform any such work so as to minimize disruption to Tenant's business.

ARTICLE 10

INSURANCE AND LIABILITY

10.1. Tenant's Insurance Obligations. Tenant, at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, will maintain the insurance this Section 10.1 describes.

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10.1.1. Liability Insurance. Tenant shall maintain commercial general liability insurance (providing coverage at least as broad as the current ISO commercial general liability form) with respect to the Premises and Tenants activities in the Premises and upon and about the Property, on an "occurrence" basis, with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such insurance must include the following specific coverage provisions or endorsements: (a) broad form contractual liability insurance insuring Tenant's obligations under this Lease, (b) naming Landlord and Property Manager as additional insureds by an "Additional Insured - Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties: (d) agreeing to deliver notice to Landlord in accordance with policy provisions if any such insurance is cancelled prior to the expiration date thereof; and (e) to the extent allowed by Tenant's policy, expressly endorsing Landlord as a cancellation notice recipient. Tenant shall provide Landlord with at least 3 Business Days prior written notice of cancellation or material reduction of the insurance required by this Section 10.1.1. Tenant acknowledges and agrees that Tenant's liability insurance will be provided on a primary and non-contributory basis. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis.

10.1.2. Other Insurance. Tenant shall maintain property insurance (providing coverage at least as broad as the current ISO Special Form) for (a) Tenant's furniture, equipment, fixtures, and other personal property, (b) systems or equipment installed by Tenant during the Term, and (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense. Tenant shall also maintain such other insurance as may be required by any Laws (including without limitation any necessary worker's compensation insurance), or as may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Property is located increase or otherwise change, then Landlord may likewise increase or otherwise change Tenant's insurance obligations under this Lease.

10.1.3. Miscellaneous Insurance Provisions. All of Tenant's insurance will be written by companies rated at least "Best A-VII" and otherwise reasonably satisfactory to Landlord. Tenant will deliver evidence of insurance reasonably satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 10 Business Days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of liability insurance by certificate, then Tenant will deliver an ACORD Form 25 certificate and will attach or cause to be attached to the certificate copies of any endorsements this Section 10.1 requires. Tenant's insurance must permit releases of liability and provide for waiver of subrogation as provided in Section 10.3. Tenant acknowledges and agrees that Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

10.1.4. Tenant's Failure to Insure. Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under this Section 10.1, and if such failure continues for more than 2 Business Days after Tenant's receipt of Landlord's written notice of such failure, then Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may (but is not obligated to) without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in obtaining such insurance. Landlord's exercise of its rights under this section does not relieve Tenant from any default under this Lease.

10.2. Landlord's Insurance Obligations. Landlord will (except for the optional coverages and endorsements this Section 10.2 may describe) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance (including without limitation a reasonable administrative fee for maintaining and coordinating Landlord's insurance program) are Operating Expenses.

10.2.1. Property Insurance. Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by such risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary in its sole but reasonable discretion, including without limitation insurance covering foundation, grading, excavation and debris removal costs; business income and rents insurance; earthquake insurance; terrorism insurance; and flood insurance. Landlord may maintain such insurance in whole or in part under blanket policies. Tenant acknowledges and agrees that Landlord shall have no obligation to replace, rebuild, or restore, and that Landlord's property insurance will not cover, any of the following: (a) Tenant's furniture, equipment, fixtures, and personal property; (b) systems or equipment installed by Tenant during the Term; or (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense.

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10.2.2. Liability Insurance. Commercial general liability insurance against claims for bodily injury and property damage occurring at the Property in such amounts as Landlord deems appropriate or necessary in its sole but reasonable discretion. Such liability insurance will only protect Landlord (and, at Landlord's sole option, Landlord's lender and some or all of the Landlord Parties). Such liability insurance will not protect or insure Tenant, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

10.2.3. Deductible. Tenant acknowledges that Landlord's insurance may include deductible limits, that such deductible amounts reduce the insurance premiums chargeable as Operating Expenses under the Lease, and that, notwithstanding the waiver set forth in Section 10.3, such deductible amounts shall either (i) be considered Operating Expenses under the Lease, or, (ii) if any loss covered by Landlord's insurance resulted from the negligence or willful misconduct of Tenant, be considered the sole responsibility of Tenant hereunder to the extent of Tenant's fault.

10.3. Mutual Waiver of Subrogation. Subject only to Section 10.2.3 above, each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the negligence or willful misconduct of the other party or anyone for whom said other party may be responsible), which loss or damage is actually covered by an insurance policy maintained by such party, but only to the extent that such loss or damage is covered under any such insurance policy.

10.4. Liability of Landlord and Tenant.

10.4.1. The Landlord Parties shall not have any liability to Tenant for any Claims based on or arising out of any of the following: the repair or maintenance of any portion of the Premises; interruption in the use of the Premises or any Common Area; any accident or damage resulting from any use or operation by Landlord, Tenant or any other person or entity of the elevators or the heating, cooling, electrical, or plumbing systems serving the Property; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, or any other casualty; actions of any other tenant of the Building, or of any other third party; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property placed by Tenant in or about the Premises or the Property shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefore. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any injury to the extent caused by the negligence or willful misconduct of Landlord. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

10.4.2. In addition to Tenant's other indemnification obligations in this Lease (but subject to Landlord's insurance obligations in Section 10.2 above), Tenant to the fullest extent allowable under the Laws shall release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from: (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease; (b) the negligence or willful misconduct of Tenant; (c) any accident, injury, occurrence or damage in, about or to the Premises; and (d) to the extent caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property.

10.4.3. Subject to Tenant's insurance obligations in Section 10.1 above, Landlord to the fullest extent allowable under the Laws shall release, indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant from and against all Claims arising from: (a) any breach or default by Landlord in the performance of any of Landlord's covenants or agreements in this Lease; (b) the negligence or willful misconduct of Landlord; or (c) the possession, use, occupation, management, repair, maintenance or control of the Common Area, except to the extent resulting from the negligence or willful misconduct of Tenant. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

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10.4.4. Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Property (including the rents, profits and proceeds from the Property) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Property. No properties or assets of Landlord other than the estate and property of Landlord in and to the Property and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1. Tenant's Notice of Casualty. If the Premises or any part thereof shall be damaged by fire or any other casualty, Tenant shall give immediate written notice thereof to Landlord.

11.2. Tenantable Within 180 Days. Except as provided in Section 11.4, if a casualty renders the whole or any material part of the Premises untenantable, and if Landlord determines in its sole but reasonable discretion that it can make the Premises tenantable within 180 days after the Casualty Date, then Landlord will notify Tenant within 20 Business Days after the Casualty Date that Landlord will repair and restore the Building and the Premises as required by Section 11.6. In the event that such restoration of the Premises is not substantially completed within 180 days of the Casualty Date, and provided that such delay in substantial completion results from a cause other than Tenant Delay or Force Majeure, then Tenant shall have the right to terminate this Lease by delivering 30 days' prior written notice to Landlord. In the event the restoration of the Premises is substantially completed within such 30 day period, such right of termination shall be deemed to be void and without effect.

11.3. Not Tenantable Within 180 Days. if a casualty renders the whole or any material part of the Premises untenantable and Landlord reasonably determines in its sole discretion that it cannot make the Premises tenantable within 180 days after the Casualty Date, then Landlord will so notify Tenant within 20 Business Days after the Casualty Date and may, in such notice, terminate this Lease effective on the date of Landlord's notice. If Landlord determines that it cannot make the Premises tenantable within such 180-day period, and if Landlord does not elect to terminate this Lease as provided in this section, then Tenant may terminate this Lease by notifying Landlord within 30 days after Tenant's receipt of Landlord's notice, which termination will be effective 30 days after Landlord's receipt of Tenant's notice.

11.4. Building Substantially Damaged. Notwithstanding Section 11.2, if the Building is damaged or destroyed by casualty (regardless whether the Premises is affected) and either (a) fewer than 9 months remain in the Term after the Casualty Date, or (b) the damage reduces the value of the improvements on the Property by more than 50% (as determined by Landlord in its sole but reasonable discretion), then, regardless of whether Landlord determines in its reasonable discretion that it can make the Building tenantable within 180 days after the Casualty Date, Landlord, at Landlord's option, by notifying Tenant within 20 Business Days after the Casualty Date, may terminate this Lease effective on the date of Landlord's notice.

11.5. Insufficient Proceeds. Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or Building caused by casualty, and if Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage, or if the lender under any Mortgage does not release to Landlord sufficient insurance proceeds to repair all of the damage, then Landlord, at Landlord's option, by notifying Tenant within 45 days after the Casualty Date, may terminate this Lease effective on the date of Landlord's notice.

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11.6. Landlord's Repair Obligations. If this Lease is not terminated under Sections 11.2 through 11.5 following a casualty, then Landlord shall repair and restore the Premises (subject to the last sentence of Section 10.2.1) and the Building to as near their condition prior to the casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure). In such case, this Lease shall remain in full force and effect, but Basic Rent and Tenant's Share of Expenses for the period during which the Premises are untenantable shall abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord ❑bligated to repair or restore (a) Tenant's furniture, equipment, fixtures, and personal property; (b) systems or equipment installed by Tenant during the Term; or (c) alterations, improvements and changes to the Premises completed by Tenant at Tenant's expense. Landlord will, if necessary, equitably adjust Tenant's Share of Expenses Percentage, subject to Section 3.7, to account for any reduction in the rentable area of the Premises or Building resulting from a casualty.

11.7. Rent Apportionment Upon Termination. If either party terminates this Lease under this Article 11, then Landlord will apportion Basic Rent and Tenant's Share of Expenses on a per diem basis and Tenant will pay Basic Rent and Tenant's Share of Expenses to (a) the date of the casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then Tenant's obligation to pay Basic Rent and Tenants Share of Expenses abates pro rata [based upon the rentable area of the untenantable, portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

11.8. Exclusive Casualty Remedy. The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Laws that provide Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

ARTICLE 12

CONDEMNATION

12.1. Termination of Lease. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, then Landlord will promptly notify Tenant. If Landlord and Tenant both reasonably conclude that the Taking will render the Premises unsuitable for the Permitted Use, then Landlord and Tenant will document such determination, and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building, or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord in its sole discretion), regardless whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

12.2. Landlord's Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1, and if the Taking includes a portion of the Premises, then this Lease shall automatically terminate as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Expenses Percentage for the same period, subject to Section 3.7, to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

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12.3. Tenant's Participation. Except only as specifically set forth in the last sentence of this Section, Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold (including without limitation any award for the unexpired portion of the Term), and Tenant hereby assigns to Landlord any interest of Tenant in any such award. Tenant may only prove in any condemnation proceedings, and may only receive from the Condemning Authority: (i) any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment, and (ii) any separate award for relocation expenses.

12.4. Exclusive Taking Remedy. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Laws that provide Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13
TRANSFERS

13.1. Restriction on Transfers.

13.1.1. General Prohibition. Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without first obtaining Landlord's written consent, which consent Landlord may grant, withhold, or condition in its sole but reasonable discretion. If Landlord consents to the Transfer, then Landlord may impose on Tenant or the transferee such reasonable conditions as Landlord deems appropriate in its sole but reasonable discretion. Tenant's request for Landlord's consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Tenant will, in connection with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. Landlord will notify Tenant of Landlord's election to consent or withhold consent within 30 days after receiving Tenant's written request for consent to the Transfer, Tenant acknowledges and agrees that no Transfer will release Tenant from any liability or obligation under this Lease, and that Tenant shall remain liable to Landlord after such a Transfer as a principal and not as a surety or guarantor, and that the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant shall not constitute a waiver or release of Tenant under any provision of the Lease. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease, after deducting the third-party costs that Tenant reasonably and actually incurs to facilitate the Transfer (including without limitation leasing commissions and attorneys fees, but excluding improvement allowances and other inducement concessions). Any attempted Transfer in violation of this Lease is null and void and constitutes a breach of this Lease. Tenant acknowledges and agrees that Landlord's refusal to consent to a Transfer shall be deemed not to have been unreasonably withheld if (i) the proposed transferee is not of a type and quality consistent with the first-class nature of the Building, (ii) the proposed transferee is a governmental agency or any party by whom any suit or action could be defended on the ground of sovereign immunity, (iii) the proposed transferee is already a tenant at the Property, or is a party with whom the Landlord is presently negotiating for the lease of space at the Property, (iv) the presence of the proposed transferee in the Premises would cause Landlord to be in violation of any other lease, or would trigger termination rights by any other tenant, (v) the proposed transferee does not have the financial capacity and credit worthiness to undertake and perform Tenant's obligations under this Lease, or (vi) the space to be assigned or sublet is not configured to allow appropriate means of ingress and egress. Tenant also acknowledges that one or more existing or future mortgagees of a Mortgage affecting the Property may have the right to approve any Transfer and that, whenever that is the case, Landlord shall have the absolute right to withhold its consent to a Transfer if any such mortgagee withholds its consent thereto.

13.1.2. Transfers to Affiliates. Provided that Tenant is not in default in the performance of its obligations under this Lease, Tenant may cause a Transfer to an Affiliate if: (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease; and (c) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of the proposed transferee. Tenant acknowledges and agrees that a Transfer to an Affiliate under this Section 13.1.2 will not release Tenant from any liability or obligation under this Lease, and that Tenant shall remain liable to Landlord after such a Transfer as a principal and not as a surety or guarantor. Landlord's right described in Section 13.1.1 to share in any profit Tenant receives from a Transfer permitted under this Section 13.1.2 does not apply to any Transfer this Section 13.1.2 permits.

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13.2. Costs. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord actually incurs in connection with any Transfer, including without limitation reasonable attorneys' fees and other third-party expenses, regardless whether Landlord consents to the Transfer.

ARTICLE 14

DEFAULTS; REMEDIES

14.1. Events of Default. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease:

14.1.1. Failure to Pay Rent. Tenant fails to pay as and when due (a) Basic Rent, (b) any installment of Tenants Share of Expenses, or (c) any other Additional Rent amount, and such failure continues for 10 days after Landlord notifies Tenant of such failure.

14.1.2. Failure to Perform. Tenant breaches or fails to perform any of Tenants non-monetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of such breach or failure; provided, however, that if Tenant cannot reasonably cure its breach or failure within said 30 day period, then Tenant's breach or failure is not an Event of Default if Tenant promptly commences to cure its breach or failure and thereafter diligently and in good faith pursues the cure and effects the cure within a period of time that does not exceed 90 days after the date that Landlord notified Tenant of the breach or failure. Notwithstanding any contrary language in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an incurable breach of this Lease (or failure) becomes an Event of Default.

14.1.3. Misrepresentation. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant in connection with: (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval requested by Tenant under this Lease.

14.1.4. Other Defaults. (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 60 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 30 days; or (e) substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

14.1.5. Notice Requirements. The notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

14.2. Remedies. Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

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14.2.1. Termination of Tenant's Possession; Re-entry and Reletting Right. Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenants right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenants obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to but may relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within 10 days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent paid by Tenant that came due after Landlord's reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

14.2.2. Termination of Lease. Terminate this Lease effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation: (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused to Landlord by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant's failure to perform, including but not limited to any Re-entry Costs; (c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as Landlord reasonably determines the fair market Rent); and (d) Tenant's Share of Expenses to the extent Landlord is not otherwise reimbursed for such Expenses. For purposes of this section, Landlord will utilize the Discount Rate to compute present worth. Nothing in this section shall limit or prejudice Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

14.2.3. Present Worth of Rent. Recover from Tenant, and Tenant will pay to Landlord on demand, an amount equal to the then present worth, as of the effective date of termination, of the aggregate of the Rent and any other charges payable by Tenant under this Lease for the unexpired portion of the Term, less the fair and reasonable rental value of the Premises for the corresponding period. Landlord will utilize the Discount Rate to compute present worth. The fair and reasonable rental value of the Premises shall be determined in good faith by Landlord on the basis of the rents payable under leases entered into by Landlord for comparable space in the Building during the 18-month period immediately preceding Landlord's election to proceed under this Section 14.2.3; or, if Landlord reasonably determines that no such leases for comparable space have been entered into, then the fair and reasonable rental value shall be otherwise determined by Landlord in good faith. If the Premises or any part thereof are relet by Landlord before any adjudication of Landlord's claims for damages, then the amount of rent payable to Landlord for such reletting shall be deemed the fair and reasonable rental value of the Premises (or the applicable part thereof) during the term of the reletting.

14.2.4. Self Help. Perform the obligation on Tenant's behalf without waiving Landlord's rights under this Lease at law or in equity, and without releasing Tenant from any obligation under this Lease. Tenant shall pay to Landlord, as Additional Rent, all sums that Landlord pays and all obligations that Landlord incurs on Tenant's behalf under this section.

14.2.5. Other Remedies. Any other right or remedy available to Landlord under this Lease, under the Laws, and/or in equity.

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14.3. Costs. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless whether the breach or default constitutes an Event of Default, and regardless whether suit is commenced or judgment is entered. Such loss shall include ail reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs in investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims that Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action (a) instituted by Tenant {other than claims asserting that Landlord has breached any of its obligations to Tenant under this Lease) or by or against any person holding any interest in the Premises by, under or through Tenant, (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person, or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including without limitation any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4. Waiver and Release by Tenant. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such re-entry is to be considered or construed as a forcible entry by Landlord.

14.5. Landlord's Default. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord in writing of the default and Landlord will have 30 days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord promptly commences the cure and thereafter diligently and in good faith pursues the cure to completion. If Landlord has not commenced repair or maintenance required to be performed by Landlord hereunder within 45 days after written notice thereof from Tenant, then Tenant shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant for the reasonable and actual cost thereof within 30 days after receipt of an invoice from Tenant. In the event of an emergency, Tenant may (but shall not be obligated to) perform such repairs which would otherwise be Landlord's obligation hereunder which may be reasonably necessary, after having given Landlord such notice, if any, as may be practicable under the circumstances. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall not be required to perform any repairs which would otherwise be Landlord's obligation hereunder. In the event of a Landlord default beyond any such notice and cure period, Tenant shall be entitled to all remedies provided by State law. In no event shall Landlord be liable to Tenant or any other person for consequential, special or punitive damages (including without limitation lost profits). Any claim Tenant may have against Landlord for default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the default within 180 days after Tenant actually knew of the default. If Tenant recovers a final, non-appealable monetary judgment against Landlord for a default by Landlord under this Lease, then Tenant may, in addition to any other remedies available to it, set off the amount of that judgment against those installments of Basic Rent next coming due hereunder.

14.6. No Waiver. Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party.

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One or more waivers by a party to this Lease are not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 15

CREDITORS; ESTOPPEL CERTIFICATES

15.1. Subordination. This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant, within 15 days of Landlord's request, will execute and deliver to Landlord any document reasonably required to confirm the self-effectuating subordination of this Lease as provided in this Section to the lien of any Mortgage. If Tenant does not timely deliver the properly signed document to Landlord, and if such failure continues for more than 2 Business Days after Tenant's receipt of written notice from Landlord of such failure, then such failure shall constitute an Event of Default under this Lease. Notwithstanding the subordination to any future Mortgage provided for in this section, as long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease beyond any applicable grace ❑r cure period this Lease provides Tenant, the holder of the Mortgage shall not by virtue of such subordination under this section be entitled to disturb Tenant's right of possession of the Premises under this Lease. Landlord acknowledges and agrees that the lien of any existing or future Mortgage will not cover Tenant's moveable trade fixtures or personal property located in or on the Premises.

15.2. Attornment. If the holder of any Mortgage at a foreclosure sale (or by deed in lieu of foreclosure) or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, then Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease, provided that any such purchaser at a foreclosure sale or transferee under a deed in lieu of foreclosure shall not be (a) bound by any payment of Rent more than one month in advance, (b) liable for damages for any breach, act or omission of any prior landlord, or (c) subject to any offsets or defenses which Tenant might have against any prior landlord. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3. Mortgagee Protection Clause. Provided that Landlord or the holder of a Mortgage has previously notified Tenant of the notice address of the holder of the Mortgage, Tenant shall give the holder of the Mortgage, by registered mail, a copy of any notice of default that Tenant serves on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then Tenant will also provide written notice of such failure to the holder of the Mortgage, and such holder will have an additional 30 days after receipt of such notice within which to cure the default (but shall not be obligated to cure the default). if the default cannot be cured within the additional 30 day period, then the holder will have such additional time as may be reasonably necessary to effect the cure if, within the 30 day period, the holder has promptly commenced and is diligently pursuing in good faith the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

15.4. Estoppel Certificates.

15.4.1. Contents. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form reasonably satisfactory to Landlord certifying, to the extent true: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease; (f) that Tenant has accepted the Premises and that Landlord has no outstanding construction or payment obligations with respect to preparation of the Premises for Tenant's occupancy (or, if there are any such outstanding obligations, stating the same); (g) that Tenant has no option to purchase the Premises or any part of the Property; and (h) such other factual statements as Landlord, or any lender, prospective lender, investor or purchaser may reasonably request. Tenant will deliver the properly signed statement to Landlord within 15 days after receipt of Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property, and any such party may conclusively rely upon such statement as true and correct.

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15.4.2. Failure to Deliver. If Tenant does not timely deliver the properly signed statement referenced in Section 15.4.1 to Landlord, and if such failure continues for more than 2 Business Days after Tenant's receipt of written notice from Landlord of such failure, then such failure shall constitute an Event of Default under this Lease. Further, if Tenant fails to timely deliver the properly signed statement within such 2-day period, then Landlord and any lender, prospective lender, or purchaser may conclusively presume and rely, except as otherwise represented by Landlord, (i) that the terms and provisions of this Lease have not been changed; (ii) that this Lease has not been canceled or terminated; (iii) that not more than one month's Rent has been paid in advance; (iv) that Tenant has accepted the Premises and that Landlord has no outstanding construction or payment obligations with respect to preparation of the Premises for Tenant's occupancy; (v) that Tenant has no option to purchase the Property or any part of the Property; and (vi) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

ARTICLE 16

SURRENDER; HOLDING OVER

16.1. Surrender of Premises. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair (reasonable wear and tear, permitted Alterations, and damage by casualty or condemnation excepted), and will surrender all keys to the Premises to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord otherwise directs. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord required as a condition of its consent, all specified Alterations carried out by Tenant in the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord from and against any Claim resulting from Tenant's delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. If Tenant fails to remove all of Tenant's property from the Premises upon termination of this Lease, then Tenant shall be deemed to have appointed Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

16.2. Holding Over. If Tenant possesses the Premises after the Term expires (or after this Lease is otherwise terminated) without executing a new lease but with Landlord's written consent, then Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent for each month during the hold-over period shall be equal to 125% of the Basic Rent for the month immediately preceding the commencement of the hold-over period, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon at least 30 days prior written notice to the other party. If Tenant possesses the Premises after the Term expires (or is otherwise terminated) without executing a new lease and without Landlord's written consent, then Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's obligation to indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord from and against any Claim resulting from Tenant's failure to surrender the Premises in accordance with Section 16.1, Tenant shall also pay to Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 200% of the Rent for the last month of the expired Term (on a daily basis). This Section 16.2 shall in no way constitute consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

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ARTICLE 17

ADDITIONAL PROVISIONS

17.1. Tenant Improvements.

17.1.1. Tenant Improvements. Landlord is providing the basic Premises in its current "AS IS" condition, without representation or warranty of any kind, and Landlord shall have no obligation to make any modifications or alterations to the Premises except as specifically set forth in this Section 17.1. Landlord shall coordinate improvements in the Premises (the "Tenant Improvements") pursuant to plans and specifications that have been approved by both Landlord and Tenant (which approval shall not be unreasonably withheld, conditioned, or delayed). Landlord will seek bids from at least 3 qualified general contractors to complete the Tenant Improvements. Landlord will use commercially reasonable efforts to complete the Tenant Improvements on or before the Commencement Date, subject to Tenant Delays and delays caused by Force Majeure. Prior to Tenant's occupancy, Landlord and Tenant will inspect the Tenant Improvements and if necessary develop a punch list. Landlord will complete (or repair, as the case may be) the items described on the punch list with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. Any other improvements made to the Premises by Tenant shall be at Tenant's sole expense, and shall be deemed an "Alteration" subject to Article 8 of this Lease.

17.1.2. Tenant Improvement Allowance. The costs of the Tenant Improvements shall be the sole responsibility of Tenant; provided, however, that Landlord shall provide Tenant with an allowance of up to $160,060.00 (the "Allowance"), calculated at $20.00 per rentable square foot of the Premises. Landlord shall use the Allowance to pay: (a) all costs and expenses directly incurred by Landlord, if any, in the construction of the Tenant Improvements (including all applicable licenses and permits); and (b) all costs and expenses directly incurred by Landlord for the preparation and review of all plans and specifications for the Tenant Improvements. if the cost of the Tenant Improvements exceeds the Allowance, then Tenant shall immediately pay such excess cost to Landlord as Additional Rent. If the Allowance exceeds the final total cost of the Tenant Improvements, then upon receipt of paid receipt invoices and any other information or documentation reasonably requested by Landlord, Landlord shall reimburse Tenant up to $32,012.00 from the remaining portion of the Allowance for Tenant's actual costs paid to unaffiliated third parties relating to: (i) wiring and cabling of telephone, computer, and voice/data systems in the Premises; and (ii) moving Tenant's files, furniture, equipment, and other personal property to the Premises. To the extent any portion of the Allowance has not been reimbursed to Tenant by August 1, 2014, then the remaining portion of the Allowance as of said date shall be forfeited to Landlord, and Tenant shall be solely responsible for the costs of any Tenant Improvements on and after said date.

17.2. Parking Facilities. Tenant shall have the right of non-exclusive use, in common with others, of its proportionate share of the unrestricted automobile parking areas located at the Property. Landlord retains the right, to be exercised in Landlord's sole and absolute discretion, to designate the parking areas of the Property as either restricted or unrestricted parking areas. Neither Tenant, nor any of its employees, agents, or visitors shall use the parking areas for overnight storage of vehicles. Tenant acknowledges and agrees that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Property.

17.3. Security Deposit. Tenant has deposited, and will keep on deposit with Landlord at all times during the Term, the Deposit as security for the payment and performance of Tenant's obligations under this Lease. Tenant agrees that Landlord is not required to pay Tenant any interest on the Deposit. If at any time Tenant is in default, then Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expenses incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the ❑eposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is the holder of the Tenant's interest in the Lease, without interest, within 60 days after full performance of this Lease by Tenant. Landlord may commingle the Deposit with other funds of Landlord. Landlord shall deliver the Deposit to any purchaser of Landlord's interest in the Premises. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

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17.4. Substitution. Landlord has the right at any time, upon 120 days' prior notice to Tenant, to substitute other space within the Building for the Premises (the 'Substitute Premises"), which Substitute Premises shall include tenant finish substantially comparable to that of the Premises. Tenant shall relocate to the Substitute Premises on the date specified in Landlord's notice which date will be no sooner than 120 days after notice. Landlord will pay all reasonable expenses incurred by Tenant to move its furniture, fixtures, and equipment to the Substitute Premises. The suite number designation and Exhibit 1 shall be deemed revised to reflect the description of the Substitute Premises. Except for such revisions, the provisions of this Lease are applicable to the Substitute Premises and references to the Premises in the Lease shall mean the Substitute Premises following the Tenant's move.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1. Notices. All Notices must be in writing and must be sent by personal delivery, by nationally-recognized overnight express delivery service, or by U.S. registered or certified mail (return receipt requested, postage prepaid), to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a Business Day (if hand delivered after said time, any such notice shall be deemed received as of the first Business Day after delivery), (b) as of the next Business Day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, or (c) as of the delivery date shown on the receipt if sent by registered or certified mail.

18.2. Transfer of Landlord's Interest. If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, then the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest, and provided that the transferee agrees to assume all of the Landlord's obligations under this Lease that accrue on and after the date of the Transfer. Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

18.3. Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns, and inure to the benefit of Tenant and its permitted successors and assigns.

18.4. Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

18.5. Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

18.6. Entire Agreement; Amendment. The Basic Terms and all appendixes, exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

18.7. Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

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18.8. Survival. All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

18.9. Attorneys' Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the non-prevailing party.

18.10. Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and agrees to release, indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

18.11. Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant each waive the right to bring suit elsewhere.

18.12. Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

18.13. Authority. Landlord and Tenant each represent and warrant that this Lease is a duly authorized obligation of said party. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are duly authorized to sign on behalf of and to bind said party.

18.14. Force Majeure. If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of either Tenant Delay or Force Majeure, then Landlord's performance of such act is excused for the period of delay caused by such Tenant Delay or Force Majeure, and the period of the performance of any such act will be extended for a period equivalent to such period. If Tenant is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Force Majeure, then Tenant's performance of such act is excused for the period of delay caused by such Force Majeure, and the period of the performance of any such act will be extended for a period equivalent to such period.

18.15. No Recording. Tenant will not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

18.16. Patriot Act. Tenant represents to Landlord, and Landlord represents to Tenant, that the representing party is not (and such party is not engaged in this transaction on behalf of) a person or entity with which either party is prohibited from doing business pursuant to any law, regulation or executive order pertaining to national security ("Anti-Terrorism Laws"); and such party has not violated and, to the best of such party's knowledge it is not under investigation for, the violation of any Anti-Terrorism Laws pertaining to money laundering. "Anti-Terrorism Laws," shall specifically include but not be limited to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (aka, the USA Patriot Act); Executive Order 13224; the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq.; the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq.; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq.; sanctions and regulations promulgated pursuant thereto by the Office of Foreign Assets Control; and laws related to the prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

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18.17. Construction of Lease and Terms. All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

18.18. Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant, without Landlord's consent (which consent Landlord may grant or withhold in its sole and absolute discretion), will not directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

18.19. Financial Disclosure. At the request of Landlord, from time to time during the Term, Tenant shall provide Landlord with any reasonable financial records, including financial statements or federal tax returns of Tenant prepared in accordance with generally accepted accounting principles for the prior two fiscal years of operation of Tenant. Landlord shall retain such financial disclosure in confidence but shall be permitted to provide copies to its mortgagees for the purpose of financing the Building or to prospective purchasers of the Building.

[signature page to follow]

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Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

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APPENDIX TO LEASE
Definitions

"Additional Rent" means any charge, fee or expense (other than Basic Rent), however denoted, that is payable by Tenant under this Lease.

"Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

"Alteration" means any change, alteration, addition or improvement to the Premises or Property.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Basic Rent" means the basic rent amounts specified in the Basic Terms.

"Basic Terms" means the terms of this Lease identified as the Basic Terms before Article 1 of the Lease.

"Building" means the building(s) now existing on the Land, as identified in the Basic Terms.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

"Casualty Date" means the first Business Day after a casualty that Landlord is permitted by civil authority to re-access the Property, and is actually able to safely re-access the Property.

"City" means the City in which the Property is located.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"Commencement Date" means the Commencement Date specified in the Basic Terms.

"Common Area" means the parking area, driveways, lobby areas, and other areas of the Property Landlord may designate from time to time as common area available to all tenants.

"Condemning Authority" means any governmental entity with a statutory or other power of eminent domain.

"County" means the County in which the Property is located.

"Deposit" means the Security Deposit specified in the Basic Terms.

"Discount Rate" means 1% per annum plus the prevailing "Primary Credit" discount rate established by the Federal Reserve Bank for the district in which the Property is located on advances made to member banks under the Federal Reserve Act.

"Effective Date" means the date Landlord executes this Lease, as indicated on the signature page.

"Event of Default" means the occurrence of any of the events specified in Section 14.1 of the Lease, or of any other events specifically identified in the Lease as an "Event of Default."

"Expenses" means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

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"Force Majeure" means acts of God; strikes; lockouts; inability to procure materials (despite commercially reasonable pursuit of such materials); governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond a party's reasonable control.

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste" or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

"Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"Land" means the parcel(s) of land on which the Building is located,

"Landlord" means only the owner or owners of the Property at the time in question.

"Landlord Parties" means Landlord and Property Manager and their respective officers, directors, partners, shareholders, members and employees.

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

"Lease" means this Lease Agreement, as the same may be amended or modified after the Effective Date,

"Maximum Rate" means interest at a rate equal to the lesser of (a) 18% per annum or (b) the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

"Operating Expenses" means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently followed. "Operating Expenses" shall include without limitation the following: utility charges (including without limitation electricity, water, sewer, gas, fuel and steam); costs and expenses incurred in connection with exterior and Common Area lighting; costs and expenses incurred in connection with exterior window washing; costs and expenses incurred in connection with the provision of the utilities and services set forth in Section 6.1 (including without limitation the maintenance and repair of the Building systems furnishing such utilities and services); costs and expenses incurred in connection with Landlord's obligations under subsections (a), (b), and (c) of Section 7.1; Landlord's costs and expenses for insurance, as specified in Section 10.2; property association fees or dues, and any other payments under any of the Permitted Encumbrances (except the Mortgage) affecting the Property; wages payable to persons whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called "fringe benefits" paid in connection with such persons (allocated in a manner consistent with such persons' wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining, repairing and operating the Property; costs and expenses incurred in connection with removing snow from the exterior Common Area; costs and expenses incurred in connection with removing snow and ice from the structural components of the Building (including, without limitation, the roof); all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; all services, supplies, replacements or other expenses for maintaining, repairing and operating the Property; costs of complying with Laws; reasonable management fees (not to exceed 5% of gross rents); the costs and expenses (including rental) of maintaining a management office in the Building; costs and expenses incurred in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property; and such other expenses as may ordinarily be incurred in connection with maintaining, repairing and operating a property similar to the Property. Notwithstanding anything to the contrary in this Lease, if Landlord makes a capital improvement to the Property that would be deemed a capital expense under generally accepted accounting principles, then Landlord may only include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment, so as to amortize the investment over the reasonable useful life of the improvement on a straight line basis. The term "Operating Expenses" does not include:

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i.	Interest, principal, points and fees, amortization or any other costs associated with the Mortgage, and all costs and expenses associated with any such debt, irrespective of whether this Lease is subject or subordinate thereto.
ii.	Expenses or Allowances for depreciation or amortization (except as may be expressly allowed by this Lease, including without limitation the amortization of capital improvements as noted above).
iii.	Any bad debt loss, or any reserve for bad debt loss.
iv.	Compensation paid to any employee of Landlord or Property Manager above the grade of building superintendent or manager.
v.	Landlord's general corporate overhead and administrative expenses, except to the extent related (or reasonably allocated) to the Property, and except as otherwise expressly provided in this Lease.
vi.	Expenses to prepare, renovate, or perform any other work in any space leased to an existing or new tenant of the Building.
vii.	Expenses to retain existing tenants or to lease space to new tenants, including without limitation legal fees, leasing commissions, advertising, and promotional expenditures.
viii.	Expenses to resolve disputes with existing tenants, or to negotiate lease terms with prospective tenants.
ix.	The costs of any services or supplies to the extent that such costs are reimbursed to Landlord by tenants of the Building (other than by virtue of the pass through of Operating Expenses to tenants), or by other third parties.
x.	The costs of repair, restoration or other work occasioned by any insured casualty (except for deductibles as provided in Section 10.2).
xi.	The costs of any repair, restoration or other work occasioned by a condemnation proceeding, if and to the extent Landlord has actually been reimbursed by condemnation proceeds.

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xii.	Rent payable by Landlord pursuant to any ground or air-rights lease affecting the Property, irrespective of whether this Lease is subject or subordinate thereto.
xiii.	Fees or sums paid to an affiliate of Landlord, to the extent that such fees exceed the customary amount charged by independent contractors and suppliers for the services or supplies provided.
xiv.	Expenses for any necessary replacement of any item to the extent that it is covered under warranty.
xv.	Interest or penalties assessed against Landlord due to the late payment of any Expenses.
xvi.	Expenses for any item or service that Tenant pays directly to a third party, or separately reimburses to Landlord.
xvii.	Personal property taxes of Landlord for equipment or items to the extent not used directly in the operation or maintenance of the Property.
xviii.	Costs of sculptures, paintings and other objects of art.
xix.	Charitable or political contributions by Landlord.

"Permitted Encumbrances" means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions, and other matters now or after the Effective Date affecting title to the Property.

"Property" means, collectively, the Land, Building (including the Premises), and all other improvements on the Land.

"Property Manager" means the property manager specified in the Basic Terms, or any other agent Landlord may appoint from time to time to manage the Property.

"Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term ''Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property and any personal property taxes on personal property used on the Property. The term "Property Taxes" does not include Landlord state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year. If any of Tenant's trade fixtures and other personal property are taxed with the Property, then Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

"Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorney's fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

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"Rent" means, collectively, Basic Rent and Additional Rent.

"State" means the State in which the Property is located.

"Structural Alterations" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant' means the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

"Tenant Delays" means any delays caused or contributed to by Tenant.

"Tenant's Share of Expenses" means the product obtained by multiplying the amount of Expenses for the period in question by the Tenant's Share of Expenses Percentage.

"Tenant's Share of Expenses Percentage" means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any extension term then in effect.

"Transfer" means an assignment, mortgage, pledge, transfer, sublease or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises. The term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant that results or could result in a change of control of Tenant.

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EXHIBIT 1
Premises

[see attached]

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EXHIBIT 4.3
Building Rules

1. Wherever in these Building Rules the word 'Tenant" occurs, it is understood and agreed that it shall also mean Tenant's assigns, employees, agents, invitees, and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall also mean Landlord's assigns, employees, and agents.

2. Tenant shall not bring into the Property any inflammables (including without limitation gasoline, kerosene, naphtha and benzene), explosives, or any other article of intrinsically dangerous nature.

3. Tenant shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Property which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

4. Tenant acknowledges and agrees that the Building is "smoke free," and that no smoking of tobacco products shall be allowed within the Building.

5. The Premises shall not be used for cooking (except for microwaves), lodging, sleeping, or for any immoral or illegal purpose.

6. No vehicles (including bicycles) or animals (other than service animals) are allowed in the Building.

7. Canvassing, soliciting, and peddling in the Building is prohibited.

8. Vending machines shall not be installed without Landlord's prior written consent.

9. Tenant is solely responsible for protecting the Premises and Tenant's property from theft and robbery. All entrance doors to the Premises shall be locked when the Premises are not in use.

10. No locks or similar devices shall be attached to any door or window, except as provided by Landlord or otherwise approved in writing by Landlord. Landlord's consent to the installation of any additional locks or similar devices may be conditioned upon (among other things), Tenant providing Landlord with keys to all such additional locks. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall provide to Landlord all combination locks on safes, cabinets and vaults.

11. Tenant shall not waste electricity, water, heat or air conditioning, and shall cooperate fully with Landlord to insure the most effective and efficient operation of the Building's mechanical systems. No electric circuits for any purpose shall be brought into the Premises without Landlord's prior written consent.

12. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant shall be responsible for any damage to the Building or the Property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles. All heavy equipment and heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such heavy equipment or articles, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants of the Building.

13. Tenant, its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parkingzones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

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14. At all times (a) persons may enter the Property only in accordance with these Building Rules, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Property, and (c) all entries into and departures from the Property will take place through such one or more entrances as Landlord shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Property whatsoever. Landlord will normally not enforce clauses (a), (b) and (c) above during regular business hours, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of emergency, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Property and the property therein. Landlord shall in no case be liable for damages for any error or other action taken in good faith with regard to the admission to or exclusion from the Property of any person.

15. Tenant shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Building Rules when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Property.

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